EXHIBIT B-1






                             CMP GAS COMPANY, L.L.C.

                             JOINT VENTURE AGREEMENT



                             CMP GAS COMPANY, L.L.C.

                             JOINT VENTURE AGREEMENT

                                TABLE OF CONTENTS

ARTICLE I....................................................................................................... xi

ARTICLE II......................................................................................................  7
     2.1  Formation.............................................................................................  7
     2.2  Name..................................................................................................  7
     2.3  Principal Place of Business; Principal Executive Office...............................................  7
     2.4  Registered Office and Registered Agent................................................................  8

ARTICLE III.....................................................................................................  8

ARTICLE IV......................................................................................................  8

ARTICLE V.......................................................................................................  9
     5.1  Management............................................................................................  9
     5.2  Limitations on Manager's Authority....................................................................  9
     5.3  Number, Tenure, and Qualifications of Manager, Members of the Management Committee.................... 11
     5.4  Removal and Resignation of the Manager and Members of the Management Committee; Manner of
                   Acting....................................................................................... 11
     5.5  Duties of the Manager, Members of the Management Committee, and the Members........................... 12
     5.6  The Manager, Members of the Management Committee, and the Members Have No Exclusive Duty to
                  Company....................................................................................... 13
     5.7  Bank Accounts......................................................................................... 13
     5.8  Indemnification of the Members, Manager, Members of the Management Committee, Employees, and
                  Other Agents.................................................................................. 13
     5.9  Vacancies............................................................................................. 17
     5.10 Delegation of Authority............................................................................... 17
     5.11 Employees............................................................................................. 17
     5.12 Employee Costs........................................................................................ 18

ARTICLE VI...................................................................................................... 18
     6.1  Limitation of Liability............................................................................... 18
     6.2  Company Debt Liability................................................................................ 18
     6.3  Company Books......................................................................................... 18
     6.4  Priority and Return of Capital........................................................................ 18

ARTICLE VII..................................................................................................... 19
     7.1  Meetings.............................................................................................. 19
     7.2  Place of Meetings..................................................................................... 19
     7.3  Notice of Meetings.................................................................................... 19
     7.4  Meeting of all Members................................................................................ 19
     7.5  Record Date........................................................................................... 19
     7.6  Quorum   19
     7.7  Manner of Acting...................................................................................... 20
     7.8  Proxies............................................................................................... 20
     7.9  Action by Members Without a Meeting................................................................... 20
     7.10 Waiver of Notice...................................................................................... 20
     7.11 Stalemates or Impasses................................................................................ 20
     7.12 Frequency of Meetings................................................................................. 21
     7.13 Notice of Meetings; Management Committee.............................................................. 21
     7.14 Location and Conduct of the Meetings;
          Adjournments.......................................................................................... 21
     7.15 Waiver of Notice...................................................................................... 22
     7.16 Proxies............................................................................................... 22
     7.17 Quorum; Management Committee.......................................................................... 22
     7.18 Action by Management Committee Without a Meeting...................................................... 22

ARTICLE VIII.................................................................................................... 22
     8.1  Members' Initial Capital Contributions................................................................ 22
     8.2  Additional Capital Contributions...................................................................... 23
     8.3  Capital Accounts...................................................................................... 23
     8.4  Withdrawal or Reduction of Members' Contributions to Capital.......................................... 24
     8.5  Debt/Equity Ratio..................................................................................... 24

ARTICLE IX...................................................................................................... 25
     9.1  Allocations of Profits and Losses from Operations..................................................... 25
     9.2  Special Allocations to Capital Accounts and Certain Other Income Tax Allocations...................... 25
     9.3  Distributions......................................................................................... 26
     9.4  Limitation Upon Distributions......................................................................... 26
     9.5  Accounting Principles................................................................................. 27
     9.6  Interest On and Return of Capital Contributions....................................................... 27
     9.7  Accounting Period..................................................................................... 27
     9.8  Records and Reports................................................................................... 27
     9.9  Returns and other Elections........................................................................... 28

ARTICLE X....................................................................................................... 28
     10.1 General. ............................................................................................. 28
     10.2 Right of First Refusal................................................................................ 29
     10.3 Transfers by Operation of Law......................................................................... 31

ARTICLE XI...................................................................................................... 32

ARTICLE XII..................................................................................................... 32
     12.1 Dissolution........................................................................................... 32
     12.2 Effect of Filing of Dissolving Statement.............................................................. 32
     12.3 Winding Up, Liquidation, and Distribution of Assets................................................... 33
     12.4 Certificate of Cancellation. ......................................................................... 34
     12.5 Return of Capital Contribution - Nonrecourse.......................................................... 34
     12.6 Breach of Joint Venture Agreement; Remedies; Survival................................................. 34

ARTICLE XIII.................................................................................................... 34

ARTICLE XIV..................................................................................................... 35

ARTICLE XV...................................................................................................... 36

ARTICLE XVI..................................................................................................... 37
     16.1  Notices.............................................................................................. 37
     16.2  Books of Account and Records......................................................................... 37
     16.3  Application of Maine Law............................................................................. 37
     16.4  Amendments........................................................................................... 37
     16.5  Execution of Additional Instruments.................................................................. 37
     16.6  Construction......................................................................................... 37
     16.7  Headings and Pronouns................................................................................ 37
     16.8  Waivers.............................................................................................. 38
     16.9  Rights and Remedies Cumulative....................................................................... 38
     16.10 Severability......................................................................................... 38
     16.11 Heirs, Successors and Assigns........................................................................ 38
     16.12 Creditors............................................................................................ 38
     16.13 Counterparts......................................................................................... 38
     16.14 Integration.......................................................................................... 38
     16.15 Maine Securities Law................................................................................. 38
     16.16 Public Announcements................................................................................. 39
     16.17 Indemnification...................................................................................... 39
     16.18 Confidentiality...................................................................................... 39
     16.19 No Third Party Beneficiaries......................................................................... 40
     16.20 Equitable Relief..................................................................................... 40
     16.21 Counterparts......................................................................................... 40
     16.22 No Partnership Created............................................................................... 41
     16.23 Audit Rights......................................................................................... 41
     16.24 Agreement Jointly Drafted............................................................................ 41
     16.25 Ratification by CMP Gas Company, L.L.C............................................................... 41
     16.26 Further Assurances. ................................................................................. 41

APPENDICES


                             JOINT VENTURE AGREEMENT
                                       OF
                             CMP GAS COMPANY, L.L.C


         THIS JOINT VENTURE AGREEMENT ("Agreement") is made and entered into as of this 13th day of November, 1997, by and between Central Maine Power Company ("CMP"), a Maine corporation, and New York State Electric & Gas Corporation ("NYSEG"), a New York corporation, and is to take effect on the later of (a) the date of this Joint Venture Agreement or, (b) the date on which the CMP Gas Company, L.L.C's ("Company's") initial Articles of Organization are filed with the Secretary of State of the State of Maine in substantial compliance with the requirements of the Act or, (c) the date on which NYSEG and CMP have received both Boards of Directors' and all necessary regulatory approvals to enter into this Agreement ("the "Effective Date").

                                   WITNESSETH:

         In consideration of the mutual covenants contained in this Joint Venture Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         1.1 In addition to the terms defined elsewhere in this Joint Venture Agreement, the following terms shall have the following respective meanings:

         (a) "Act" means the Maine Limited Liability Company Act, 31 M.R.S.A. sect. 601 et seq., and all amendments thereto.

         (b) "Affiliate" means, with respect to any Person, (i) any Person directly or indirectly controlling, controlled by, or under common control with such Person, (ii) any Person owning or controlling ten percent (10%) or more of the outstanding voting interests of such Person, (iii) any officer, director, or general partner of such Person, or (iv) any Person who is an officer, director, general partner, trustee, or holder of ten percent (10%) or more of the voting interests of any Person described in clauses (i) through (iii) of this sentence. For purposes of this definition, the terms "controls," "is controlled by," or "is under common control with" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

         (c) "Articles of Organization" means the Articles of Organization of the Company as filed with the Secretary of State as the same may be amended from time to time by the vote of Members holding a majority of the Capital Interests by action taken as provided in Article V, Section 7.7 or Section 7.9 hereof, as applicable.

         (d) "Capital Account" means, as of any given date, the Capital Contribution to the Company by a Member as adjusted up to the date in question pursuant to Article VIII herein.

         (e) "Capital Contributions" means the total amount of cash, and the value, determined by a majority of the members of the Management Committee, of all tangible or intangible property or services, which a Member or its predecessor in interest has contributed or has agreed to contribute to the Company net of liabilities secured thereby that the Company is considered to assume or to be subject to under Section 752 of the Code.

         (f) "Capital Interest" means the proportion that a Member's positive Capital Account bears to the aggregate positive Capital Accounts of all Members whose Capital Accounts have positive balances, all as adjusted from time to time as provided in this Agreement.

         (g) "Code" means the Internal Revenue Code of 1986, as amended.

         (h) "Company" means the limited liability company to be formed pursuant to this Operating Agreement.

         (i) "Deficit Capital Account" means, with respect to any Member, the deficit balance, if any, in such Member's Capital Account as of the end of the taxable year, after giving effect to the following adjustments:

                  (i) credit to such Capital Account any amount that such Member is obligated to restore under Section 1.704-1(b)(2)(ii)(c) of the Treasury Regulations, as well as any addition thereto pursuant to the next to last sentence of Sections 1.704-2(g)(1) and (i)(5) of the Treasury Regulations, after taking into account thereunder any changes during such year in limited liability company minimum gain attributable to any member non-recourse debt (as determined under Section 1.704-2(i)(3) of the Treasury Regulations); and

                  (ii) debit to such  Capital  Account  the items  described  in
         Sections   1.704-1(b)(2)(ii)(d)(4),   (5)  and  (6)  of  the   Treasury
         Regulations.

This definition of Deficit Capital Account is intended to comply with the provisions of Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and 1.704-2, and will be interpreted consistently with those provisions.

         (j) "Depreciation" means, for each Fiscal Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such Fiscal Year, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year bears to such beginning adjusted tax basis; provided, however, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such Fiscal Year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Manager.

         (k) "Distributable Cash" means all cash, revenues, and funds received by the Company, less the sum of the following to the extent paid or set aside by the Company: (i) all principal and interest payments on indebtedness of the Company and all other sums paid to lenders; (ii) all cash expenditures incurred incident to the normal operation of the Company's business; and (iii) Reserves.

         (l) "Economic Interest" means a Member's share of one or more of the Company's Net Profits, Net Losses, and distributions of the Company's assets pursuant to this Joint Venture Agreement and the Act.

         (m)  PURPOSEFULLY LEFT BLANK.

         (n)  PURPOSEFULLY LEFT BLANK.

         (o) "Entity" means any general partnership, limited partnership, limited liability company, corporation, joint venture, trust, business trust,
cooperative,   or  association   or  any  foreign  trust  or  foreign   business
organization.

         (p) "Fiscal Year" means the Company's fiscal year which shall be the calendar year.

         (q) "Gross Asset Value" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:
                  (i) The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as determined by a majority of the members of the Management Committee.

                  (ii) The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values, as determined by a majority of the members of the Management Committee as of the following times: (a) the acquisition of an additional interest by any new or existing Member in exchange for more than a de minimis Capital Contribution; (b) the distribution by the Company to a Member of more than a de minimis amount of property as consideration for a Membership Interest or Economic Interest; and (c) the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); provided, however, that adjustments pursuant to clauses (a) and (b) above shall be made only if a majority of the members of the Management Committee reasonably determine that such adjustments are necessary or appropriate to reflect the relative Economic Interests of the Members in the Company;

                  (iii) The Gross Asset Value of any Company asset distributed to any Member shall be adjusted to equal the gross fair market value of such asset on the date of distribution as determined by a majority of the members of the Management Committee; and

                  (iv) The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulation Section 1.704-1(b)(2)(iv)(m) and Section 8.3 and subparagraph (iv) under the definition of Net Profits and Net Losses; provided, however, that Gross Asset Values shall not be adjusted pursuant to this definition to the extent a majority of the members of the Management Committee determine that an adjustment pursuant to subparagraph (ii) of this definition is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (iv).

If the Gross Asset Value of an asset has been determined or adjusted pursuant to subparagraph (i), (ii), or (iv) of this definition, then such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Net Profits and Net Losses.

         (r) "Majority Interest" means one or more Capital Interests of Members which, taken together, exceed fifty percent (50%) of the aggregate of all Capital Interests.

         (s) "Management Committee" means a four-person body, two (2) of whom shall be appointed by NYSEG and two (2) of whom shall be appointed by CMP. The Initial Management Committee shall be composed of the following individuals:
Arthur W. Adelberg and David E. Marsh, who are the designees of CMP, and Michael
I. German and George E. Bonner, who are the designees of NYSEG. The initial Chairman of the Management Committee shall be Arthur W. Adelberg. The
Chairmanship of the Management Committee shall be for a one year term. The Chairmanship shall alternate year to year between a designee of CMP and NYSEG. CMP and NYSEG shall each be entitled to designate two (2) alternate members of the Management Committee, a primary alternate and a secondary alternate. The initial primary alternate and secondary alternate for CMP are Joseph D. Fay and Chad P. Clark, respectively. The initial primary alternate and secondary alternate for NYSEG are Michael D. Eastman and Steven R. Adams, respectively. Alternative members of the Management Committee may serve as alternates for either of their Management Committee Members. Alternates shall serve in the absence of the designated member(s) of the Management Committee. The Management Committee members shall have the right to remove their designated alternates and to designate their replacements, in each case by written notice to the other party.

         (t) "Manager" means a Person(s) initially designated as such by this Joint Venture Agreement or the Articles of Organization or thereafter elected to such position in accordance with Section 5.3, until removal, resignation, or replacement.

         (u) "Member" means each of the parties who executes a counterpart of this Joint Venture Agreement as a Member and each of the parties who may hereafter become Members, until withdrawal.

         (v) "Membership Interest" means a Member's entire interest in the Company including such Member's Economic Interest and such other rights and privileges that the Member may enjoy by being a Member.

         (w) "Net Cash Flow" means the Net Profits (or Net Losses) for the Fiscal Year as shown on the Company's books and records, including dividends, capital gains, involuntary conversions, and gains or losses from Section 1231 property, as defined in the Code:

                  (i) increased by the amount of Depreciation and amortization deductions taken in computing such taxable income;

                  (ii)   decreased  by  payments   upon  the  principal  of  any
         indebtedness, secured or unsecured, of the Company;

                  (iii) decreased by expenditures for the acquisition of property, capital improvements, additions, or replacements (except to the extent financed through any Company indebtedness, secured or unsecured); and

                  (iv) increased or decreased as appropriate for changes in reserves for additional acquisitions of property, improvements, replacements, and, subject to the limitations contained in Section 1.1(bb) of this Agreement, such reserves for repairs and to meet anticipated expenses or unexpected and unforeseen expenses and for working capital as a majority of the members of the Management
         Committee shall deem to be reasonably necessary in the efficient conduct of the Company's business, and any cash outlays or receipts not otherwise taken into account in this definition.

         (x) "Net Profits" and "Net Losses" mean for each taxable year of the Company an amount equal to the Company's net taxable income or loss for such year as determined for federal income tax purposes (including separately stated items) in accordance with the accounting method and rules used by the Company and in accordance with Section 703 of the Code with the following adjustments:

                  (i) any items of income, gain, loss, and deduction allocated to Members pursuant to Section 9.2 shall not be taken into account in computing Net Profits or Net Losses for purposes of this Joint Venture Agreement;

                  (ii) any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Net Profits and Net Losses (pursuant to this definition) shall be added to such taxable income or loss;

                  (iii) any expenditure of the Company described in Section 705(a)(2)(B) of the Code and not otherwise taken into account in computing Net Profits and Net Losses (pursuant to this definition) shall be subtracted from such taxable income or loss;

                  (iv) in the event the Gross Asset Value of any Company asset is adjusted pursuant to clause (ii) or (iii) of the definition of Gross Asset Value, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Profits and Net Losses;

                  (v) gain or loss resulting from any disposition of any Company asset with respect to which gain or loss is recognized for federal income tax purposes shall be computed with reference to the Gross Asset Value of the asset disposed of, notwithstanding that the adjusted tax basis of such asset differs from its Gross Asset Value;

                  (vi) in lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year; and

                  (vii) to the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Section 734(b) of the Code or Section 743(b) of the code is required pursuant to Section 1.704-1(b)(2)(iv)(m)(4) of the Treasury Regulations to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Membership Interest, the amount of such adjustment shall be treated as an item of gain (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Net Profits or Net Losses.

         (y) PURPOSEFULLY LEFT BLANK.

         (z) "Person" shall mean any individual or Entity, and the heirs, executors, administrators, legal representatives, successors, and assigns of such Person where the context so permits.

         (aa) "Reserves" shall mean, with respect to any fiscal period, funds set aside or amounts allocated during such period to reserves which shall be maintained in amounts deemed sufficient by a majority of the members of the Management Committee for working capital and to pay taxes, insurance, debt service, or other costs or expenses incident to the ownership or operation of the Company's business.

         (bb) "Secretary of State" means the Secretary of State of the State of Maine.

         (cc) "Selling Member" means any Member which sells, assigns, or otherwise transfers for consideration all or any portion of its Membership Interest.

         (dd) "Statement of Authority" means a statement of limited liability company authority with respect to the Company adopted by the Members and filed with the Secretary of State or recorded in any registry of deeds pursuant to
Section 626 of the Act, as amended.

         (ee)  "Transferring Member" shall mean a Selling Member.

         (ff) "Treasury Regulations" shall include proposed, temporary, and final regulations promulgated under the Code in effect as of the date of filing the Articles of Organization and the corresponding sections of any regulations subsequently issued that amend or supersede such regulations.

                                   ARTICLE II

                              FORMATION OF COMPANY

         2.1 Formation. The parties hereby agree to the formation of a Joint Venture Company that shall take the form of a Maine Limited Liability Company ("L.L.C."). The L.L.C. shall be formed and operated in accordance with the terms of this Agreement. The Company shall be formed at the time of the filing of the initial Articles of Organization with the Secretary of State in substantial compliance with the Act, and, until such time, no Person shall be authorized to take any action pursuant to this Joint Venture Agreement except for the purpose of effecting such formation. Provided further, the parties understand and agree that, absent mutual consent of the parties, no filing of Articles of Organization for the Company shall take place, and that this Agreement shall become null and void, unless both parties receive Board of Directors approval to enter into this Joint Venture and to enter into this Joint Venture Agreement on or before December 31, 1997, and unless both parties receive all necessary regulatory approvals on or before September 30, 1998, to permit the parties to form the Company and to expend the monies necessary to set up, own and operate a natural gas distribution company business in Maine, which regulatory approvals the parties agree they will in good faith diligently pursue. The parties agree that similar regulatory approvals will be sought for a natural gas distribution business in portions of New Hampshire, but failure to receive necessary New Hampshire regulatory approvals in a timely fashion shall not make this Agreement null and void.

         2.2 Name. The name of the Company is CMP Gas Company, L.L.C.

         2.3 Principal Place of Business; Principal Executive Office. The Company's initial principal place of business shall be Augusta, Maine, and its principal executive office shall be at 83 Edison Drive, Augusta, Maine 04336. The Company may relocate its principal place of business or its principal executive office from time to time as a majority of the members of the Management Committee deems advisable.

         2.4 Registered Office and Registered Agent. The address of the Company's initial registered office shall be 83 Edison Drive, Augusta, Maine 04336. The name and address of the Company's initial registered agent shall be Joseph D. Fay, 83 Edison Drive, Augusta, Maine 04336. The registered office and registered agent may be changed from time to time as the Manager deems advisable by filing notice of such changes with the Secretary of State in accordance with
Section 607 of the Act.


                                   ARTICLE III

                               BUSINESS OF COMPANY

         The Company exists for the purpose of (a) engaging in the business of owning, constructing, and operating a local distribution company to provide natural gas distribution and related services to customers in Maine and to customers in the proximity of Portland Natural Gas Transmission System ("PNGTS") and/or Maritimes and Northeast Pipeline, L.L.C. ("Maritimes") in New Hampshire and to engage in such other businesses as may be subsequently agreed to by the Management Committee. Provided, however, the New Hampshire portion of the business may be structured as a separate entity or, in the alternative, may be owned by either or both Members by a separate wholly-owned entity of such Member or by a wholly-owned entity to be formed by such Member(s) to the extent such separate entity is necessary from a regulatory or economic standpoint or to avoid adverse consequences under the Public Utility Holding Company Act of 1935. The parties agree to cooperate in the re-structuring of the New Hampshire portion of the business to the extent either or both parties desire to break the New Hampshire portion of the business into a separate business entity as set forth in this Section, provided they can do so without adverse consequences to either party.

         The provisions of this Article III shall be applied in any interpretation of the duties of Members or the Manager under 31 M.R.S.A. sect. 652 or this Joint Venture Agreement, and the rights and duties of the Manager as provided in Sections 5.1, 5.3, 5.5, and 5.6 hereof. The authority granted to the Manager under this Joint Venture Agreement or the Act to bind the Company shall be limited to actions necessary or convenient to this business purpose, and shall be further limited as provided in Article V hereof, in the Articles of Organization, and in any Statement of Authority.

                                   ARTICLE IV

                               IDENTITY OF MEMBERS

         The names and addresses of the Members, their respective Capital Interests, and their initial Capital Contributions are to be set forth on a schedule maintained by the Manager at the Company's principal office. The initial version of such schedule is attached hereto as Exhibit A. Such schedule shall be modified from time to time to reflect changes thereto made in accordance with this Joint Venture Agreement and the Act and shall be made available to any Member upon request.

                                    ARTICLE V

                        RIGHTS AND DUTIES OF THE MANAGER,
                    THE MANAGEMENT COMMITTEE AND THE MEMBERS

         5.1 Management. The Manager is charged with the responsibility for, and is vested with the exclusive authority to manage, the Company's business, except as limited by this Joint Venture Agreement, the Articles of Organization, or any Statement of Authority, and except in those cases in which the approval of the Members or the Management Committee is expressly required by this Joint Venture Agreement or by the Act. No Member who is not also a Manager shall have authority or take any action to bind the Company, other than as provided in the Articles of Organization or in a Statement of Authority or as expressly contemplated by this Agreement. In furtherance of its authority, subject to the provisions of Section 5.2 hereof, the Manager is authorized and empowered to perform any and all acts customary or incident to the management of the Company's business. The Company shall be bound by the act of the Manager for the purpose of apparently carrying on in the usual way the business or affairs of the Company, including the exercise of the authority indicated in this Article V, except as to Persons having knowledge (as defined in 31 M.R.S.A. sect. 752 (or any successor provision) that such act was in contravention of this Article V, the Articles of Organization, a Statement of Authority, the Act or any other provision of this Joint Venture Agreement, and no person dealing with the Company shall have any obligation to inquire into the power or authority of the Manager if so acting on behalf of the Company.

         5.2  Limitations on Manager's Authority.

         (a) Management Committee Authorization Required. Notwithstanding anything to the contrary contained in this Article V, the Manager shall have no authority to take any of the following actions on behalf of the Company without first obtaining the affirmative vote of a majority of the members of the Management Committee, to which exclusive authority is reserved with respect to the following matters:

                  (i) incur any indebtedness for borrowed money on behalf of the Company or refinance any such indebtedness of the Company; issue notes, bonds, or other obligations or securing obligations by mortgage or pledge of any of its property or income or assuming any liabilities, in any transaction or series of transactions, if such transactions are not in the ordinary course of business of the Company;

                  (ii) confess a judgment against the Company in an amount in excess of $50,000, or release, settle or compromise any claim or right in favor of the Company having a value in excess of $50,000;

                  (iii) cause the Company to incur any liabilities in any single transaction or series of related transactions in excess of $100,000;

                  (iv) (A) make capital expenditures in any single transaction or series of related transactions in excess of $100,000, or (B) incur operating expenses in excess of amounts authorized in the annual operating budget approved by a majority of the members of the Management Committee;

                  (v) other than as expressly contemplated by this Agreement, consummate any transaction between the Company and any Member or any Affiliate of any Member;

                  (vi) establish Reserves as contemplated by Section 1.1(bb) hereof;

                  (vii) make distributions to Members with respect to their relative Membership Interests;

                  (viii) admit new Members to the Company or issue any interest in the Company;

                  (ix) knowingly do any act in contravention of this Joint Venture Agreement;

                  (x) knowingly do any act which would make it impossible to carry on the ordinary business of the Company, except as otherwise provided in this Joint Venture Agreement;

                  (xi) cause the Company to voluntarily take any action that would cause a bankruptcy or dissolution of the Company;

                  (xii) sell or otherwise transfer all or substantially all of the assets of the Company, act to dissolve the Company and wind up its affairs, or cause the Company to merge or consolidate with or into any Entity;

                  (xiii)  enter into derivative transactions;

                  (xiv)  declare a distribution of profits;

                  (xv) appoint an independent auditor of the Company or approve the annual budget;

                  (xvi) consolidate or merge the Company with another entity;

                  (xvii)  engage in business acquisitions;

                  (xviii)   except  as  provided  in  Paragraph  8.2,  call  for
additional Capital Contributions;

                  (xix)  appoint or remove an officer of the Company; or

                  (xx) determine compensation, pay bonuses, establish or modify pension, profit sharing, stock option, benefit or incentive plans.

                  (b) Permitted Transactions. Notwithstanding anything to the contrary contained in this Agreement, the Manager is expressly authorized to negotiate and execute any agreements related to any other agreements necessary to carry out the business purposes of the Company as authorized by the Management Committee, subject to the limitations contained in Section 5.2 (a) herein.

         5.3 Number, Tenure, and Qualifications of Manager, Members of the Management Committee. The initial Manager(s) of the Company shall be Tim D. Kelley and Darrel R. Quimby, and their titles shall be President & Chief Executive Officer and Vice President (hereinafter collectively referred to as "Manager"), respectively. The President & Chief Executive Officer ("CEO") and Vice President shall act in such capacity as Manager and with the aforesaid titles at the discretion of the Management Committee. In the event the President & CEO and Vice President disagree on any issue within the scope of the Manager's responsibility, the decision of the President & CEO shall be controlling. The Manager shall have no contractual right to such position independent of this Joint Venture Agreement. The Manager shall hold office until his or her successor shall have been elected and qualified unless he or she resigns or is removed under Section 5.4 herein. The Management Committee shall, as provided in
Section 1.1 (s) hereof, initially be comprised of four members, each of whom shall serve until his or her removal or resignation or until his or her successor is elected. Any vacancy in the Management Committee created by removal or resignation of any of its members shall be filled by action of the Member entitled to appoint the member of the Management Committee whose removal or resignation gave rise to the vacancy.

         5.4 Removal and Resignation of the Manager and Members of the Management Committee; Manner of Acting.

         (a) Removal. The Manager may be removed at any time, with or without cause, by a vote of the Members holding at least a Majority Interest. Any member of the Management Committee may be removed at any time, with or without cause, by action of the Member who designated such Committee member. Upon removal of a member of the Management Committee, the Member's primary alternate will serve as the acting member of the Management Committee for that member until such time as the Member appoints a permanent member.

         (b) Resignation. The Manager and any member of the Management Committee may resign such position by giving written notice to each Member, and (if an individual) shall be deemed to have resigned upon his or her death.

         (c) Manner of Acting. Any action required or permitted to be taken by the Manager or the Management Committee pursuant to this Joint Venture Agreement may be taken either at a meeting or by written consent executed by the Manager or by the number of members of the Management Committee, as the case may be, whose vote or consent is required for the taking of the action described therein. Action may be taken based upon teleconference authorizations, if agreed to by the Members, and all meetings may be held by teleconference or using similar communications equipment allowing all persons participating in the meeting to hear each other at the same time, if agreed to by the Members. Participation by such means shall constitute presence in person at the meeting.

         5.5 Duties of the Manager, Members of the Management Committee, and the Members.

         (a) The Manager, each member of the Management Committee, and each Member shall exercise its or his powers and discharge its or his duties in good faith with a view to the interests of the Company and its Members with that degree of diligence, care, and skill that ordinarily prudent persons would exercise under similar circumstances in like positions. The Manager, the members of the Management Committee, and the Members may in all cases, if acting reasonably and in good faith, rely upon financial statements of the Company that were either certified in writing by an independent or certified public accountant or firm of such accountants fairly to reflect the Company's financial condition, or reported to such Manager, Management Committee member, or Member to be correct by the Manager or Member having charge of the books of accounts of the Company. A Manager, Management Committee member, or Member may not be held personally liable for monetary damages for failure to discharge any duty as a Manager, Management Committee member, or Member unless the Manager, Management Committee member or Member is found not to have acted honestly or in the reasonable belief that the action was in or not opposed to the best interests of the Company or its Members.

         (b) Every Member, every member of the Management Committee, and the Manager must account to the Company and hold as trustee for it any profit or benefit derived by that Person from any transaction connected with the conduct of the Company's business or winding up of the Company, or any use by the Manager or any such Management Committee member or Member of the Company's property, including, but not limited to, confidential or proprietary information of the Company entrusted to the Person as a result of that Person's status as a Manager, Management Committee member, or Member, unless that Person has obtained the consent of more than one half by number of the disinterested Members; provided, however, it is not intended that payments made by the Company to Members pursuant to the Support Services Agreements (See Exhibits C and D) are to be accounted to the Company.

         (c) The Manager shall prepare and submit to the Management Committee for approval by a majority of the members thereof annual an operating budget for the Company, and shall report to the Management Committee on a quarterly basis with respect to the Company's actual performance for the preceding fiscal quarter and for the fiscal year to date as compared to the budget then in effect.

         5.6 The Manager, Members of the Management Committee, and the Members Have No Exclusive Duty to Company. Notwithstanding the provisions of Section 5.5 hereof, any Member and, provided that such activities do not violate or conflict with the terms of any written employment, consulting, independent contractor, or other agreement between the Company and such Manager or committee member, the Manager, or any member of the Management Committee may have other business interests and may engage in other activities in addition to those relating to the Company, other than interests or activities substantially similar to or competitive with the activities of the Company described in Article III hereof, as modified from time to time. Neither the Company nor any Member shall have any right, by virtue of this Joint Venture Agreement, to share or participate in such other permitted investments or activities of the Manager, any committee member or any Member or to the income or proceeds derived therefrom. No Manager, committee member, or Member shall incur any liability to the Company or to any of the Members as a result of engaging in any such other permitted business or venture.

         5.7 Bank Accounts. The Manager may from time to time open bank accounts in the name of the Company, and any officer or other designee of the Manager shall be a signatory thereon, unless a majority of the members of the Management Committee determines otherwise.

         5.8 Indemnification of the Members, Manager, Members of the Management Committee, Employees, and Other Agents.

         (a) General. The Company shall in all cases indemnify any person who is or was a Member, Management Committee member or Manager, and may (subject to Section 5.8(d)) indemnify any other person, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a Member, Manager, Management Committee member, employee, or agent of the Company, or is or was serving at the request of the Company as a member, principal, director, officer, trustee, partner, fiduciary, employee, or agent of another Entity, pension, or other employee benefit plan or other enterprise, against expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement to the extent actually and reasonably incurred by that person in connection with such action, suit, or proceeding; provided that no indemnification may be provided for any person with respect to any matter as to which that person shall have been finally adjudicated:

                  (i) Not to have acted honestly or in the reasonable belief that that person's action was in or not opposed to the best interests of the Company or its Members or, in the case of a person serving as a fiduciary of an employee benefit plan or trust, in or not opposed to the best interests of that plan or trust, or its participants, or beneficiaries;

                  (ii) With respect to any criminal action or proceeding, to have had reasonable cause to believe that that person's conduct was unlawful; or

                  (iii)  To  have  acted  without   authorization  under  or  in
violation of this Joint Venture Agreement.

The termination of any action, suit or proceeding by judgment, order or conviction adverse to that person, or by settlement or plea of nolo contendere or its equivalent, shall not of itself create a presumption that (i) that person did not act honestly or in the reasonable belief that that person's action was in or not opposed to the best interests of the Company or its Members or, in the case of a person serving as a fiduciary of an employee benefit plan or trust, in or not opposed to the best interests of that plan or trust or its participants or beneficiaries, (ii) with respect to any criminal action or proceeding, had reasonable cause to believe that that person's conduct was unlawful, or (iii) that person acted without authorization under or in violation of this Joint Venture Agreement.

         (b) Derivative Actions. Notwithstanding any provision of Section 5.8(a) or (d), the Company shall not indemnify any person with respect to any claim, issue, or matter asserted by or in the right of the Company as to which that person is finally adjudicated to be liable to the Company unless the court in which the action, suit, or proceeding was brought shall determine that, in view of all the circumstances of the case, that person is fairly and reasonably entitled to indemnity for such amounts as the court shall deem reasonable.

         (c) Special Right to Indemnification in Certain Cases. Any provisions of Section 5.8(a), (b), or (d) to the contrary notwithstanding, to the extent that a Member, Manager, Management Committee member, employee, or agent of the Company, or any other person whom the Company has authority to indemnify under
Section 5.8(a), has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Section 5.8(a) or (b), or in defense of any claim, issue, or matter referred to therein, that person shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by that person in connection therewith. The right to indemnification granted by this Section 5.8(c) may be enforced by a separate action against the Company if an order for indemnification is not entered by a court in the action, suit, or proceeding wherein that Member, Manager, Management Committee member, employee, agent, or other person was successful on the merits or otherwise.

         (d) Mandatory Indemnification for Members, Management Committee Members, and Manager; Determinations in Specific Cases for Others. Any indemnification under Section 5.8(a), unless ordered by a court or required by this Section 5.8, shall be made by the Company only as authorized in the specific case upon a determination that indemnification of any Member, Manager, Management Committee member, employee, agent, or other person is proper in the circumstances and in the best interests of the Company; provided that no such determination shall be required with respect to any person who is or was a Member or Manager and indemnification of any such person under Section 5.8(a) shall be required in all cases, regardless of the capacity in which such Member, Management Committee member, or Manager is or was made or threatened to be made a party to the action, suit or proceeding. Where such a case specific determination is required, that determination shall be made by the Members by a majority vote of a quorum consisting of a majority of the Members who were not parties to that action, suit, or proceeding, or if such a quorum is not obtainable, or even if obtainable, if a quorum of disinterested Members so directs, by independent legal counsel in a written opinion. Such a determination once made may not be revoked and, upon the making of that determination, the employee, agent, or other person may enforce the indemnification against the Company by a separate action notwithstanding any attempted or actual subsequent action by the Members.

         (e) Advancement of Expenses. Except in the case of any person who is or was a Member, Management Committee member, or Manager, expenses incurred in defending a civil, criminal, administrative, or investigative action, suit, or proceeding may be authorized and paid by the Company in advance of the final disposition of that action, suit, or proceeding upon a determination made in accordance with the procedure established in Section 5.8(d) that, based solely on the facts then known to those making the determination and without further investigation, the person seeking indemnification satisfied the standard of conduct prescribed by Section 5.8(a), and upon receipt by the Company of:

                  (i) A written undertaking by or on behalf of the person to repay that amount if that person is finally adjudicated:

                           (A) Not to have acted  honestly or in the  reasonable
                  belief that that person's action was in or not opposed to the best interests of the Company or its Members or, in the case of a person serving as a fiduciary of an employee benefit plan or trust, in or not opposed to the best interests of such plan or trust or its participants or beneficiaries;

                           (B)  With   respect   to  any   criminal   action  or
                  proceeding, to have had reasonable cause to believe that the person's conduct was unlawful;

                           (C) To have acted without  authorization  under or in
                  violation of this Joint Venture Agreement; or

                           (D) With respect to any claim, issue or matter asserted in any action, suit or proceeding brought by or in the right of the Company, to be liable to the Company, unless the court in which that action, suit or proceeding was brought permits indemnification in accordance with Section 5.8(b); and

                  (ii) A written affirmation by the person that he has met the standard of conduct necessary for indemnification by the Company as authorized in this Section 5.8.

         The undertaking required by clause (i) shall be an unlimited general obligation of the person seeking the advance, but need not be secured and may be accepted without reference to financial ability to make the repayment. With respect to any person who is or was a Member, Management Committee member, or Manager, such expenses shall in all cases be advanced by the Company, as reasonably requested from time to time, upon receipt by the Company, at the time of the initial advance, of the undertaking described in clause (i) and the affirmation described in clause (ii) above.

         (f) Indemnification Rights Under Joint Venture Agreement Not Exclusive; Enforceable by Separate Action. The indemnification and entitlement to advances of expenses provided by this Section 5.8 shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any agreement, vote of Members, or otherwise, both as to action in that person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Member, Manager, Management Committee member, employee, agent, trustee, partner, or fiduciary and shall inure to the benefit of the heirs, executors, and administrators of such a person. A right to indemnification required by this Section 5.8 may be enforced by a separate action against the Company, if an order for indemnification has not been entered by a court in any action, suit, or proceeding in respect to which indemnification is sought.

         (g) Insurance. The Company shall purchase and maintain insurance on behalf of any person who is or was a Member, Manager, or Management Committee member, and shall have power to purchase and maintain insurance on behalf of any person who is or was an employee or agent of the Company, or is or was serving at the request of the Company as a member, principal, director, officer, trustee, partner, fiduciary, employee, or agent of another Entity, pension, or other employee benefit plan or other enterprise, against any liability asserted against that person and incurred by that person in any such capacity, or arising out of that person's status as such, whether or not the Company would have the power to indemnify that person against such liability under this Section 5.8.

         (h) Miscellaneous. For purposes of this Section 5.8, references to the "Company" shall include, in addition to the surviving Entity or new Entity, any participating Entity in a consolidation or merger. For purposes of this Section 5.8, the Company shall be deemed to have requested a person to serve an employee benefit plan whenever the performance by the person of the person's duties to the Company also imposes duties on, or otherwise involves services by, the person to the plan or participants or beneficiaries of the plan; excise taxes assessed on a person seeking indemnification with respect to an employee benefit plan pursuant to applicable law shall be deemed "fines"; and action taken or omitted by the person with respect to an employee benefit plan in the performance of the person's duties for a purpose reasonably believed by the person to be in the interests of the participants or beneficiaries of the plan shall be deemed to be for a purpose which is in the best interests of the Company.

         (i) Amendment. Any amendment,  modification,  or repeal of this Section
5.8 shall not deny, diminish, or otherwise limit the rights of any person to indemnification or advance hereunder with respect to any action, suit, or proceeding arising out of any conduct, act, or omission occurring or allegedly occurring at any time prior to the date of such amendment, modification, or repeal.

         (j) Indemnification by Members, Management Committee Members, and Managers. A Member, Management Committee member, or Manager who takes any unauthorized action purportedly on behalf of the Company shall indemnify and hold the Company and the other Members, Management Committee members, and Managers harmless from any costs (including, without limitation, reasonable attorneys' fees) or damages incurred by any such indemnified parties as a result thereof. The Company and any Member, Management Committee member, or Manager entitled to indemnification under this Section 5.8(j) shall be entitled to set off against, withhold, proceed against, or collect or receive from the Company, as applicable, all or any part of the indemnifying Member's Membership Interest, any amounts distributable with respect thereto or, following the withdrawal of such Member or the dissolution of the Company, any amounts payable to the indemnifying Member pursuant to this Joint Venture Agreement, or any amounts payable to the indemnifying Manager or Management Committee member, as the case may be, by the Company, under an employment agreement or otherwise, in order to enforce its, his, or her rights hereunder. The obligations of the Members, Management Committee members, and Managers hereunder shall survive the withdrawal of any Member or the termination of a Manager's or Management Committee member's status as such and the dissolution or termination of the Company.

         5.9 Vacancies. Subject to the provisions of Section 5.3 hereof, any vacancy occurring for any reason in the position of Manager shall be filled by the affirmative vote of Members holding a majority of the Capital Interests. A Manager elected to fill a vacancy shall hold office until his or her successor shall be elected and shall qualify or until his or her earlier resignation or removal.

         5.10 Delegation of Authority. The Manager shall be authorized to delegate to any Member, employee, or agent of the Company any of the authority conferred upon the Manager pursuant to this Joint Venture Agreement.

         5.11 Employees. The parties currently contemplate that certain services will be provided to the Company by employees of both of the Members. The Management Committee will make the determination as to which services will be provided to the Company by employees of the Members. The Manager will have the responsibility to hire or contract for such other services as may be appropriate and necessary for the proper functioning of the Company, subject to the limitations on Manager's authority contained in Section 5.2.

             5.12 Employee Costs. Except as otherwise determined by the Management Committee, at such time as the Articles of Organization are filed for the Company and the Company has been duly formed, the Support Services Agreements, in substantially the form as set forth in Exhibits C and D, shall be employed for purpose of establishing the cost reimbursement procedures for the use by Company of Member employee and other assets. The parties agree that the costs associated with the time Management Committee Members expend on the Company shall not be reimbursed by the Company but that Management Committee Members shall be reimbursed by the Company for all out-of-pocket expenses associated with Management Committee activities, including, but not limited to, travel expenses.

                                   ARTICLE VI

                        RIGHTS AND OBLIGATIONS OF MEMBERS

         6.1 Limitation of Liability. Each Member's liability shall be limited as set forth in this Joint Venture Agreement, the Act, and other applicable law.

         6.2 Company Debt Liability. A Member will not be personally liable for any debts or losses of the Company beyond its respective Capital Contributions and any obligation of the Member under Section 8.1 or 8.2 to make Capital Contributions, except as otherwise required by law.

         6.3 Company Books. In accordance with Section 9.8 hereof, the Manager shall maintain and preserve, during the term of the Company, and for the length of time thereafter as may be required to meet the records retention requirements of any taxing or regulatory body having direct or indirect jurisdiction, all accounts, books, and other relevant Company documents. Upon reasonable request, each Member shall have the right, during ordinary business hours, to inspect and copy such Company documents at the requesting Member's expense; provided, however, that the Manager shall be authorized, in its discretion, to withhold from or to restrict or condition the access of one or more Members to information of the Company as and to the extent contemplated by 31 M.R.S.A. sect. 655(2)(c).

     6.4 Priority and Return of Capital. Except as may be expressly provided in this Agreement hereof, no Member shall have priority over any other Member, either as to the return of Capital Contributions or as to Net Profits, Net Losses, or distributions; provided that this Section shall not apply to loans (as distinguished from Capital Contributions) that a Member has made to the Company.


                                   ARTICLE VII

                               MEETINGS OF MEMBERS

         7.1 Meetings. Meetings of the Members for any purpose may be called by the Manager, by a majority of the members of the Management Committee, or by any Member or Members holding at least thirty percent (30%) of the Capital Interests.

         7.2 Place of Meetings. The Person or Persons calling a meeting pursuant to Section 7.1 hereof may designate any place, within or outside the State of Maine, as the place of meeting for any meeting of the Members. If no designation is made, the place of meeting shall be the principal executive office of the Company. The Members and the Management Committee may, by agreement of the Members, meet, act and conduct business through teleconference meetings or meetings using other similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation in such teleconference(s) shall constitute presence in person at a meeting.

         7.3 Notice of Meetings. Written notice stating the place, day, and hour of the meeting and the purpose or purposes for which the meeting is called shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally, by mail, or facsimile, by or at the direction of the Manager or Person(s) calling the meeting, to each Member entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered three (3) business days after being deposited in the United States mail, addressed to the Member at its address as it appears on the books of the Company, with postage thereon prepaid. The business transacted at each annual and special meeting shall be limited to the purpose(s) stated in the notice of the meeting.

         7.4 Meeting of all Members. If all of the Members shall meet at any time and place and consent to the holding of a meeting at such time and place, such meeting shall be valid without call or notice, and at such meeting lawful action may be taken.

         7.5 Record Date. For the purpose of determining Members entitled to notice of or to vote at any meeting of members or any adjournment thereof, or Members entitled to receive payment of any distribution, the date on which notice of the meeting is mailed or the date on which the resolution declaring such distribution is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Section, such determination shall apply to any adjournment thereof.

         7.6 Quorum. Members holding at least a majority of the Capital Interests of all Members, represented in person or by proxy, shall constitute a quorum at any meeting of Members. In the absence of a quorum at any such meeting, a majority of the Capital Interests so represented may adjourn the meeting from time to time for a period not to exceed 60 days without further notice. However, if the adjournment is for more than 60 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Member of record entitled to vote at the meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The Members present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal during such meeting of that number of Capital Interests whose absence would cause there to be present less than a quorum.

         7.7 Manner of Acting. If a quorum is present, the affirmative vote of Members holding a majority of the Capital Interests represented in person or by proxy shall be the act of the Members, unless the vote of a greater or lesser proportion or number is otherwise required by the Act, by the Articles of Organization, or by this Joint Venture Agreement. Unless otherwise expressly provided herein or required under applicable law, Members who have an interest (economic or otherwise) in the outcome of any particular matter upon which the Members vote or consent may vote or consent upon any such matter and their Capital Interest, vote or consent, as the case may be, shall be counted in the determination of whether the requisite matter was approved by the Members.

         7.8 Proxies. At all meetings of Members a Member may vote in person or by proxy executed in writing by the Member or by a duly authorized attorney-in-fact. Such proxy shall be filed with the Manager before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

         7.9 Action by Members Without a Meeting. Action required or permitted to be taken at a meeting of Members may be taken without a meeting if the action is evidenced by one or more written consents describing the action taken, signed by a sufficient number of Members or Members holding the requisite Capital Interests, as applicable, whose vote is necessary for the taking of the action described therein and delivered to the Manager for inclusion in the minutes or for filing with the Company records. Action taken under this Section is effective when Members in the requisite number or holding the requisite Capital Interests, as applicable, have signed the consent, unless the consent specifies a different effective date. The record date for determining Members entitled to take action without a meeting shall be the date the first Member signs a written consent.

         7.10 Waiver of Notice. When any notice is required to be given to any Member, a waiver thereof in writing signed by the person entitled to such notice, whether before, at, or after the time stated therein, shall be equivalent to the giving of such notice. Attendance at any meeting shall constitute a waiver of notice unless there has been made a proper objection to the meeting or to the items that are to be discussed.

         7.11 Stalemates or Impasses. In the event the Management Committee is deadlocked on any issue, a Member may request that the stalemate or impasse be resolved by appeal to the Chief Executive Officer of the Members who shall then attempt to resolve the stalemate or impasse. In the event the Members' Chief Executive Officers cannot resolve the stalemate or impasse, resort will then be had to a single arbitrator who shall be agreed to by the Chief Executive Officers of the Members. Such arbitration shall take place in accordance with the Rules and Regulations of the American Arbitration Association. Such arbitration decision shall be final and binding on the parties and judgement may be entered upon the arbitration decision or award in accordance with applicable law in any court of competent jurisdiction. The arbitrator appointed shall be an individual knowledgeable about public accountancy. The arbitration shall be held in Augusta, Maine, unless otherwise agreed by the Members and the arbitrators shall set a schedule to resolve the dispute within ninety (90) days of the panel arbitrator being chosen. Each party shall share equally the costs and fees of such arbitration, including compensation to the arbitrator for his or her time spent in arriving at a determination. The award rendered by the arbitrator shall be final and binding, and judgment may be entered upon the award in accordance with applicable law in any court of competent jurisdiction. The parties agree to use all means available to resolve disputes before resorting to arbitration.

          7.12 Frequency of Meetings. Except as otherwise required by the Act, the Management Committee is not required to conduct annual or other regular meetings. A special meeting of the Management Committee may be called for any purpose or purposes at any time by one or more members of the Management Committee. The Person calling the special meeting shall give notice of such meeting, complying with Section 7.13.

         7.13 Notice of Meetings; Management Committee. Written notice of each meeting of the Management Committee, stating the date, time, place and the purpose or purposes, must be given to each member of the Management Committee at least five (5) business days prior to the meeting. The business transacted at each meeting of the Management Committee is limited to the purposes stated in the notice of the meeting.

         7.14 Location and Conduct of the Meetings; Adjournments. (a) Each meeting of the Management Committee will be held at the Company's principal place of business or at some other location agreed to by the Management Committee.

         (b) A Person chosen by the members of the Management Committee from time to time will chair all meetings of the Management Committee.

         (c) Any meeting of the Management Committee may be adjourned from time to time to another date and time or to another place. If at the time of adjournment the Person chairing the meeting announces the date, time, and place at which the meeting will be reconvened, it is not necessary to give any further notice of the reconvening.

         (d) Any one or more of the members of the Management Committee may participate in a meeting of the Management Committee by means of a teleconference or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

         7.15 Waiver of Notice. (a) A member of the Management Committee may waive notice of the date, time, place, and purpose or purposes of a meeting of the Management Committee. A waiver may be made before, at, or after the meeting, in writing, orally, or by attendance.

         (b) Attendance by a member of the Management Committee at a meeting is a waiver of notice of that meeting, unless such member objects at the beginning of the meeting to the transaction of business because the meeting is not properly called or convened, or objects before a vote on an item of business because the item may not properly be considered at that meeting and does not participate in the consideration of the item at that meeting.

         7.16 Proxies. A member of the Management Committee may cast or authorize the casting of a vote by filing a written appointment of a revocable proxy with the Company at or before the meeting at which the appointment is to be effective. Such member may sign or authorize the written appointment by fax, or other means of electronic transmission stating, or submitted with information sufficient to determine, that such member authorized the transmission. Any copy, facsimile, telecommunication, or other reproduction of the original of either the writing or the transmission may be used in lieu of the original, if it is a complete and legible reproduction of the entire original.

         7.17 Quorum; Management Committee. For any meeting of the Management Committee, a quorum consists of a majority of the members of the Management Committee. If the departure of a member originally present leaves less than the proportion otherwise required for a quorum, the members present may continue to transact business.

         7.18 Action by Management Committee Without a Meeting. Any action required or permitted to be taken at a meeting of the Management Committee may be taken without a meeting by written action signed by all the members of the Management Committee. The written action is effective when signed by all of the members of the Management Committee, unless a different effective time is provided therein.

                                  ARTICLE VIII

                CONTRIBUTIONS TO THE COMPANY AND CAPITAL ACCOUNTS

         8.1 Members' Initial Capital Contributions. Each Member shall be obligated to contribute the amount of capital and, if applicable, other property set forth on Exhibit A hereto as its initial Capital Contribution; provided, however, from a timing perspective, an individual Member shall not be required to actually make all or any portion of its initial Capital Contribution to the Company until such time as the Management Committee determines that all or, from time to time, that some portion of the initial Capital Contribution shall be made by each Member and further determines the date by which such initial Capital Contribution or portion of the initial Capital Contribution shall be required to be made. Except as otherwise determined by the Management Committee, the initial Capital Contribution or portions thereof shall be made in cash, as set forth in Exhibit A. Each member shall be required to make Capital
Contributions in equal amounts when called upon to make the initial Capital Contribution(s)

         8.2 Additional Capital Contributions. No Member shall be required to make any Capital Contribution in addition to those contemplated by Section 8.1. No Member shall be permitted to make any Capital Contributions in addition to those contemplated by Section 8.1 hereof unless Members holding a Majority Interest vote to permit such additional Capital Contributions. In the event that Members holding a Majority Interest vote to permit additional Capital Contributions as provided herein, the Members shall have the opportunity (but not the obligation) to participate in such additional Capital Contributions on a pro rata basis in accordance with their Capital Interests. No additional Capital Contributions may be made other than in cash without the approval of Members holding a Majority Interest. In the event some Members make additional Capital Contributions in accordance with this Agreement and other Members do not, the non-contributing Members' Membership Interest shall be diluted. Dilution shall be based upon the Capital Account balance at the time additional Capital Contributions are made. A Member's Units of Membership and its allocation of the Net Profits and Net Losses of the Company shall be adjusted proportionally to the relative positive Capital Accounts of the Members at the time any additional Capital Contributions are made.

         Anything to the contrary contained herein notwithstanding, in the event that the Manager reasonably determines that the Company's cash reserves and reasonably anticipated revenues are less than its budgeted working capital needs during the succeeding six (6) months, the Manager shall be empowered to seek additional Capital Contributions from the Members sufficient in the reasonable judgment of the Manager to fund the anticipated shortfall.

         8.3  Capital Accounts.

         (a) A separate Capital Account shall be maintained for each Member in accordance with the capital accounting rules of Section 704(b) of the Code. The beginning balance in each Member's Capital Account shall be the amount of such Member's initial Capital Contribution made pursuant to Section 8.1 above (as set forth on Exhibit A hereto). Thereafter, a Member's Capital Account shall be credited with (i) the amount of any subsequent Capital Contribution to the Company by such Member; (ii) such Member's distributive share of items of Company income and gain; and (iii) such other amounts as may be required for the Capital Account to be determined and maintained in accordance with the rules of
Section 1.704-1(b)(2)(iv) of the Treasury Regulations (including Section 1.704-1(b)(2)(iv)(g) thereof). A Member's Capital Account shall be debited with
(i) such  Member's  distributive  share of items of Company loss and  deduction;
(ii) the amount of cash or the fair market value of any property distributed from the Company to such Member (reduced by the amount of debt, if any, assumed by such Member in connection with the distribution); and (iii) such other amounts as may be required for the Capital Account to be determined and maintained in accordance with the rules of Section 1.704-1(b)(2)(iv) of the Treasury Regulations (including Section 1.704-1(b)(2)(iv)(g) thereof). It is the parties' specific intent that Capital Accounts shall be maintained in accordance with the capital account maintenance rules contained in section 704(b) of the Code, including the regulations thereunder, and this Section 8.3(a) shall be construed and applied to achieve such result.

         (b) Upon liquidation of the Company (or any Member's Membership Interest), liquidating distributions will be made in accordance with the positive Capital Account balances of the Members, as determined after taking into account all Capital Account adjustments for the Company's taxable year during which the liquidation occurs. Liquidation proceeds will be paid in accordance with Section 12.3 herein. The Company may offset damages for breach of this Joint Venture Agreement by a Member whose interest is liquidated (either upon the withdrawal of the Member or the liquidation of the Company) against any other amount otherwise distributable to such Member.

         (c) Except as  otherwise  required in the Act (and  subject to Sections
8.1 and 8.2 herein), no Member shall have any liability to restore all or any portion of a deficit balance in such Member's Capital Account.

         8.4  Withdrawal or Reduction of Members' Contributions to Capital.

         (a) A Member shall not receive out of the Company's property any part of its Capital Contribution until all liabilities of the Company, except liabilities to Members on account of their Capital Contributions, have been paid.

         (b) A Member, irrespective of the nature of its Capital Contribution, has only the right to demand and receive cash in return for its Capital Contribution.

         (c) A Member may choose to withdraw by voluntary act from the Company pursuant to section 692(3) of the Act, but the parties agree that such act shall constitute a breach of this Joint Venture Agreement and, notwithstanding the other provisions of this Agreement, such withdrawal shall entitle the non-withdrawing Member(s) to recover any amounts owed by such withdrawing Member to the date of such voluntary withdrawal. Provided further, the Member who is voluntarily withdrawing shall remain obligated for any liabilities, including liability for claims or damages that exist as of the date of the voluntary withdrawal.

         8.5 Debt/Equity Ratio. The Management Committee will make all determinations relative to the debt/equity ratio of the Company and concerning how debt may be issued, acquired, retired, cancelled or re-acquired by the Company.


                                   ARTICLE IX

                     ALLOCATIONS, INCOME TAX, DISTRIBUTIONS,
                             ELECTIONS, AND REPORTS

         9.1 Allocations of Profits and Losses from Operations. The Net Profits and Net Losses of the Company for each Fiscal Year will be allocated among the Members in proportion to the Units of Membership Interest held by Members.

         9.2 Special Allocations to Capital Accounts and Certain Other Income Tax Allocations. Notwithstanding Section 9.1 hereof:

         (a) In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Sections 1.704-1(b)(2)(ii)(d)(4),
(5), or (6) of the Treasury Regulations, which create or increase a Deficit Capital Account of such Member, then items of Company income and gain
(consisting of a pro rata portion of each item of Company income, including gross income, and gain for such year and, if necessary, for subsequent years) shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Deficit Capital Account so created as quickly as possible. It is the parties' intent that this Section 9.02(a) be interpreted to comply with the alternate test for economic effect set forth in Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations.

         (b) In the event any Member would have a Deficit Capital Account at the end of any Company taxable year which is in excess of the sum of any amount that such Member is obligated to restore to the Company under Section 1.704-1(b)(2)(ii)(c) of the Treasury Regulations and such Member's share of minimum gain as defined in Section 1.704-2(g)(1) of the Treasury Regulations (which is also treated as an obligation to restore in accordance with Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations), the Capital Account of such Member shall be specially credited with items of Membership income (including gross income) and gain in the amount of such excess as quickly as possible.

         (c) Notwithstanding any other provision of this Section 9.2, if there is a net decrease in the Company's minimum gain as defined in Treasury Regulation Section 1.704-2(d) during a taxable year of the Company, then the Capital Accounts of each Member shall be allocated items of income (including gross income) and gain for such year (and if necessary for subsequent years) equal to that member's share of the net decrease in Company minimum gain. This
Section 9.2(c) is intended to comply with the minimum gain charge-back requirement of Section 1.704-2 of the Treasury Regulations and shall be interpreted consistently therewith. If in any taxable year that the Company has a net decrease in the Company's minimum gain, if the minimum gain charge-back requirement would cause a distortion in the economic arrangement among the Members and it is not expected that the Company will have sufficient other income to correct that distortion, the Manager may in its discretion (and shall, if requested to do so by a Member) seek to have the Internal Revenue Service waive the minimum gain charge-back requirement in accordance with Treasury Regulation Section 1.704-2(f)(4).

         (d) Items of Company loss,  deduction,  and  expenditures  described in
Section 705(a)(2)(B) of the Code that are attributable to any non-recourse debt of the Company and are characterized as partner (Member) non-recourse deductions under Section 1.704-2(i) of the Treasury Regulations shall be allocated to the Members' Capital Accounts in accordance with said Section 1.704-2(i) of the Treasury Regulations.

         (e) Beginning in the first taxable year in which there are allocations of "nonrecourse deductions" (as described in Section 1.704-2(b) of the Treasury Regulations), such deductions shall be allocated to the Members in the same manner as Net Profit or Net Loss is allocated for such period.

         (f) In accordance with Section 704(c)(1)(A) of the Code and Section 1.704(b)(2)(i)(iv) of the Treasury Regulations, if a Member contributes property with a fair market value that differs from its adjusted basis at the time of contribution, income, gain, loss, and deductions with respect to the property shall, solely for federal income tax purposes (and not for Capital Account purposes), be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company and its fair market value at the time of contribution.

         (g) Any credit or charge to the Capital Accounts of the Members pursuant to Sections 9.2 (a), (b), (c), (d), and/or (e) hereof shall be taken into account in computing subsequent allocations of profits and losses pursuant to Section 9.1, so that the net amount of any items charged or credited to Capital Accounts pursuant to Sections 9.1 and 9.2 (a), (b), (c), (d), and/or (e) shall to the extent possible, be equal to the net amount that would have been allocated to the Capital Account of each Member pursuant to the provisions of this Article IX if the special allocations required by Sections 9.2 (a), (b),
(c), (d), and/or (e) hereof had not occurred.

         9.3 Distributions. Except as provided in Section 8.3(d), all distributions of Distributable Cash shall be made to the Members pro rata in proportion to the respective interests of the Members in Net Profits and Net Losses as set forth in Section 9.1 on the record date of such distribution. Except as provided in Section 9.4, all distributions of Distributable Cash and property shall be made at such time as determined by a majority of the members of the Management Committee. All amounts withheld pursuant to the Code or any provisions of state or local tax law with respect to any payment or distribution to the Members from the Company shall be treated as amounts distributed to the relevant Member or Members pursuant to this Section 9.3.

         9.4 Limitation Upon Distributions. No distribution shall be declared and paid if, in the determination of a majority of the members of the Management Committee after giving effect to the distribution:

         (a) the Company would not able to pay its debts as they become due in the usual course of business; or

         (b) all liabilities of the Company, other than liabilities to Members on account of their Membership Interests and liabilities for which the recourse of creditors is limited to specified property of the Company, would exceed the fair value of the Company's assets, except that the fair value of property that is subject to a liability for which the recourse of creditors is limited shall be included in the Company's assets only to the extent the fair value of that property exceeds that liability.

         As contemplated by Section 675(2) of the Act, the members of the Management Committee may base the determination under this Section on either:

         (a) financial statements prepared on the basis of accounting practices and principles that are reasonable under the circumstances; or

         (b) a fair valuation or other method that is reasonable under the circumstances.

         The members of the Management Committee shall make their determination under this Section and authorize any distribution which they elect to make under
Section 9.3 hereof in accordance with the standards of Section 657 of the Act and not more than 120 days prior to the date the distribution is made.

         In the event that the members of the Management Committee elect to make a distribution in the form of indebtedness of the Company, their determination under this Section 9.4 must be made not more than 120 days before each payment of principal or interest thereunder, as contemplated by Section 675(6) of the Act.

         9.5 Accounting Principles. The profits and losses of the Company shall be determined in accordance with generally accepted accounting principles applied on a consistent basis using the accrual method of accounting.

         9.6 Interest On and Return of Capital Contributions. No Member shall be entitled to interest on its Capital Contribution or to return of its Capital Contribution, except as otherwise specifically provided for herein.

         9.7 Accounting Period. The Company's accounting period shall be the calendar year.

         9.8 Records and Reports. At the expense of the Company, the Manager shall maintain records and accounts of all operations and expenditures of the Company. As contemplated by Section 655(1) of the Act, at a minimum the Company shall keep at its principal place of business the following records and shall be prepared to make such records available to regulatory agencies as may be required by law:

         (a) a current list and a past list with the full names and last known mailing addresses of each Member and each member of the Management Committee;

         (b) a copy of the Articles of Organization and all amendments thereto, together with executed copies of any powers of attorney pursuant to which any Articles of Organization, or amendments thereto, or certificates have been executed;

         (c) copies of the Company's federal, state, and local income tax returns and financial statements for the six most recent years;

         (d) copies of the current and all past written Joint Venture Agreements of the Company, including all amendments thereto;

         (e) a writing setting forth the amount of cash and the agreed value of other property or services contributed by each Member;

         (f) copies of any separate agreements pertaining to a Member's obligation to contribute cash, property, or services; and

         (g) minutes of meetings of the Members, the Management Committee, or the Manager and any written consents obtained from Members, the Management Committee, or the Manager in lieu of a meeting; and

         (h) such other records as the Management Committee deems appropriate.

         9.9 Returns and other Elections. The Manager shall cause the preparation and timely filing of all tax returns required to be filed by the Company pursuant to the Code and all other tax returns deemed necessary and required in each jurisdiction in which the Company does business. Copies of such returns, or pertinent information therefrom, shall be furnished to the Members within a reasonable time after the end of the Company's Fiscal Year.

         All elections permitted to be made by the Company under federal or state laws shall be made by the Manager in its sole discretion, provided that the Manager shall make any tax election requested by Members owning a Majority Interest.

                                    ARTICLE X

                                 TRANSFERABILITY

         10.1 General. Except as otherwise specifically provided herein, without the affirmative vote of Members holding a two-thirds of the Capital Interests of all Members (excluding the Capital Interest of the transferring Member) shall not have the right to sell, assign, transfer, exchange, or otherwise transfer for consideration (collectively, "sell" or "sale"), whether or not by operation of law, all or any part of its Membership Interest.

         Notwithstanding the foregoing, no such vote shall be required in order for a Member to sell all or any part of its Membership Interest and it shall be permissible for a member to sell, assign or transfer its Membership Interest and/or this Agreement to any wholly-owned subsidiary or to any wholly-owned subsidiary thereof or in connection with any merger or consolidation to which it is the surviving party, a sale of substantially all of its natural gas assets, or any reorganization, recapitalization, or similar transaction involving such Member, it being the understanding of the parties that both parties are in the process of corporate reorganizations for the purpose of forming a holding company under the Public Utility Holding Company Act of 1935 whereby the parties hereunder would become wholly-owned subsidiaries of a holding company. It shall be specifically permissible for the parties to become wholly-owned subsidiaries of such holding company or to become wholly-owned subsidiaries of any such subsidiary of any such holding company by transfer of Membership Interests or assignment of this Agreement and it shall be specifically permissible for a Member to sell, transfer or assign its Membership Interest and/or this Agreement to a new corporation or other entity to be formed which would become the wholly-owned subsidiary or the wholly-owned subsidiary of any such subsidiary of the holding company that is or may be formed. Provided further, in the event of a transfer by a Member to any such wholly-owned subsidiary or a transfer that may occur in connection with any merger or consolidation where the Member is the surviving entity, or a sale of substantially all of the transferring Members' natural gas assets, or any reorganization, recapitalization, or similar transaction involving such transferring Member or relating to the establishment of a holding company structure, the Right of First Refusal Provisions of Article
10.2 shall not apply.

         Each Member hereby acknowledges the reasonableness of the restrictions on sale and gift of Membership Interests imposed by this Joint Venture Agreement in view of the Company's purposes and the relationship of the Members. Accordingly, the restrictions on sale and gift contained herein shall be specifically enforceable. In the event that any Member pledges or otherwise encumbers any of its Membership Interest as security for repayment of a liability, any such pledge or hypothecation shall be made pursuant to a pledge or hypothecation agreement that requires the pledgee or secured party to be bound by all the terms and conditions of this Article X.


         10.2  Right of First Refusal.

         (a) A Selling Member that desires to sell all or any portion of its Membership Interest in the Company to a qualified third party purchaser shall obtain from such third party purchaser a bona fide written offer to purchase such interest, stating the terms and conditions upon which the purchase is to be made and the consideration offered therefor. The Selling Member shall give written notification to the other Member, by certified mail or personal delivery, of its intention to so transfer such interest, which other Member shall have the right to purchase all (but not less than all) of the interest proposed to be sold by the Selling Member upon the same terms and conditions as stated in the aforesaid written offer to purchase by giving written notification to the Selling Member, by certified mail or personal delivery, of its intention to do so within thirty (30) days after receipt by such other Member of written notice from the Selling Member. If the non-selling Member fails to so notify the Selling Member of its desire to exercise this right of first refusal within said period, the right of first refusal as to such offer shall terminate and the Selling Member shall be entitled to consummate the sale of its interest in the Company to such third party purchaser on the terms set forth in the notice given to the non-selling Member.

         In the event the non-selling Member gives written notice to the Selling Member of its desire to exercise this right of first refusal and to purchase all of the Selling Member's interest in the Company, which the Selling Member desires to sell upon the same terms and conditions as are stated in the aforesaid written offer to purchase, the non-selling Member shall have the right to designate the time, date, and place of closing, provided that the date of closing shall be within the later of sixty (60) days after receipt by the non-selling Member of written notification from the Selling Member of the third party offer to purchase or sixty (60) days of receipt of any required regulatory approval for such transfer.

         (b) In the event of the purchase of the Selling Member's interest in the Company by a third party purchaser, and as a condition to recognizing one or more of the effectiveness and binding nature of any such sale and (subject to Section 10.3 below) substitution of a new Member as against the Company or otherwise, the non-transferring Member may require the Selling Member and the proposed purchaser to execute, acknowledge, and deliver to the Company such instruments of transfer, assignment, and assumption and such other certificates, representations, and documents, and to perform all such other acts, which the non-transferring Member may reasonably deem necessary or desirable to:

                  (i)  constitute such purchaser as a Member;

                  (ii) confirm that the person to be admitted as a Member, has accepted, assumed, and agreed to be subject and bound by all of the terms, obligations, and conditions of the Joint Venture Agreement, as the same may have been further amended;

                  (iii) preserve the status of the Company as a foreign or domestic limited liability company after the completion of such sale, transfer, assignment, or substitution under the laws of each jurisdiction in which the Company is qualified, organized, or does business;

                  (iv) maintain the status of the Company as a partnership for federal tax purposes; and

                  (v) assure compliance with any applicable state and federal laws, including, without limitation, securities laws and regulations.

         (d) Any sale of a Membership Interest in compliance with this Article X shall be deemed effective as of the last day of the calendar month in which the remaining Member's consent thereto was given, or, if no such consent was required pursuant to Section 10.3, then on such date that the successor in interest complies with Section 10.2(c). The Transferring Member agrees, upon request of the non-transferring Member, to execute such certificates or other documents and perform such other acts as may be reasonably requested by the non-transferring  Member  from  time to  time  in  connection  with  such  sale,
transfer,   assignment,   or  substitution.   The  Transferring   Member  hereby
indemnifies the Company and the remaining Members against any and all loss, damage, or expense (including, without limitation, tax liabilities or loss of tax benefits) arising directly or indirectly as a result of any transfer or purported transfer in violation of this Article X.

         (e) The provisions of this Section 10.2 shall be inapplicable to a transfer described in the second paragraph of Section 10.1 hereof.

         10.3  Transfers by Operation of Law.

          (a) In the event that a Member (i) files a voluntary petition under any bankruptcy or insolvency law, or a petition for the appointment of a receiver, or makes an assignment for the benefit of creditors, or (ii) is subjected involuntarily to such a petition or assignment, or to an attachment or other legal or equitable interest with respect to its Membership in the Company, and such involuntary petition, or assignment, attachment, or other interest is not discharged within ninety (90) days after its date, or (iii) is otherwise subject to a transfer of its Membership Interest by operation of law or pursuant to judicial decree or settlement of judicial proceedings, said Member shall be deemed to have offered all of its Membership Interest to the other Member as provided in this Section 10.3. Such offer shall be irrevocable for a period of ninety (90) days and within said time period the other Member may, by delivering a written notice of acceptance to such Member, accept the offer in respect of all, but not less than all, of said Membership Interest. If the other Member does not notify said selling Member of its decision in respect of the Membership Interest within the applicable ninety (90) day offering period, said offer to sell shall be deemed not to have been accepted by the other Member.

         (b) Purchase Price. The purchase price at which the other Member may elect to purchase a Membership Interest hereunder shall be the fair market value of the selling party's Membership Interest, as mutually agreed to by the Members, or, failing such agreement, the fair market value shall be determined in accordance with the procedures for resolving Stalemates and Impasses as set forth in Section 7.11.

         (c) Payment of Purchase Price. If the other Member elects to purchase a Membership Interest in accordance with the provisions of this Section 10.3, transfer of said Membership Interest shall be made at the office of the Company on a mutually satisfactory business day within the later of thirty (30) days of acceptance of the offer to sell by the other Member or thirty (30 days of receipt of any required regulatory approvals for such transfer. Delivery of instruments evidencing such transfer to the other Member, shall be made upon receipt by the selling Member of cash representing the aggregate purchase price for the Membership Interest or, at the option of the purchaser, of a promissory note for the purchase price substantially in the form attached hereto as Exhibit B hereto.

                                   ARTICLE XI

                               ADDITIONAL MEMBERS

         No new Members shall be entitled to any retroactive allocation of losses, income, or expense deductions incurred by the Company. The Manager may, at its option, at the time a Member is admitted, close the Company books (as though the Company's tax year had ended) or make pro rata allocations of loss, income, and expense deductions to a new Member for that portion of the Company's tax year in which a Member was admitted in accordance with the provisions of
Section 706(d) of the Code and the Treasury Regulations promulgated thereunder.

                                   ARTICLE XII

                           DISSOLUTION AND TERMINATION

         12.1  Dissolution.

         (a) The Company shall be dissolved upon the occurrence of any of the following events:

                  (i) the written agreement of Members holding a Majority Interest; or

                  (ii) the sale or other disposition of all or substantially all of the assets of the Company or the permanent cessation of the Company's business operations.

         (b) As soon as possible following the occurrence of any of the events specified in this Section 12.1 effecting the dissolution of the Company, the appropriate representative of the Company shall execute a statement of intent to dissolve in such form as shall be prescribed by the Act and file same with the office of the Secretary of State.

         12.2 Effect of Filing of Dissolving Statement. Upon the filing of a statement of intent to dissolve with the Secretary of State, the Company shall cease to carry on its business, except insofar as may be necessary for the winding up of its business, but its separate existence shall continue until a certificate of cancellation has been issued by the Secretary of State or until a decree dissolving the Company has been entered by a court of competent jurisdiction.

         12.3  Winding Up, Liquidation, and Distribution of Assets.

         (a) Upon dissolution, the Manager shall immediately proceed to wind up the affairs of the Company in accordance with the requirements of the Act and other applicable law. In furtherance of the winding up of the Company, the Manager shall:

                  (i) sell or otherwise liquidate all of the Company's assets as promptly as practicable (except to the extent the Manager may determine to distribute any assets to the Members in kind);

                  (ii) discharge or make reasonable provision for all liabilities of the Company, including liabilities to Members who are also creditors (other than liabilities to Members for distributions and the return of capital) and establish such Reserves as may be reasonably necessary to provide for contingent liabilities of the Company (for purposes of determining the Capital Accounts of the Members, the amounts of such Reserves shall be deemed to be an expense of the Company);

                  (iii) distribute the remaining assets of the Company in the following order of priority:

                           (1) To each Member,  with  respect to the  cumulative
                  amount of all accrued but unpaid pre-dissolution distributions for which the Company is liable to such Member, the amount of such liability;

                           (2) The  balance  of any  remaining  assets  shall be
                  distributed to each Member in accordance with the Members' Capital Account balance, after giving effect to contributions, allocations, and distributions for all periods.

         (b) The Members shall cause an accounting to be made by the Company's independent accountants of the accounts of the Company and of the Company's assets, liabilities and operations, from the date of the last previous accounting until the date of dissolution.

         (c) If any assets of the Company are distributed in kind, the net fair market value of such assets as of the date of dissolution shall be determined by independent appraisal or by agreement of the Members. Such assets shall be deemed to have been sold to the Members in proportion to their Capital Interests as of the date of dissolution for their fair market value, and the Capital Accounts of the Members shall be adjusted to reflect such deemed sale.

         (d) Notwithstanding anything to the contrary in this Agreement, upon a liquidation, if any Member has a Deficit Capital Account (after giving effect to all contributions, distributions, allocations, and other Capital Account adjustments for all taxable years, including the year during which such liquidation occurs), such Member shall have no obligation to make any Capital Contribution, and the negative balance of such Member's Capital Account shall not be considered a debt owed by such Member to the Company or to any other person for any purpose whatsoever.

         12.4 Certificate of Cancellation. Upon completion of the winding up, liquidation, and distribution of the assets, the Company shall be deemed terminated and the Manager shall forthwith file with the Secretary of State a certificate of cancellation. Thereafter, the Manager, as liquidating trustees, shall have authority to distribute any Company property discovered after termination, convey real estate and take such other action as may be necessary on behalf of and in the name of the Company.

         12.5 Return of Capital Contribution - Nonrecourse. Except as provided by law or as expressly provided in this Agreement, upon dissolution, each Member shall look solely to the assets of the Company for the return of his Capital Contribution. If the Company property remaining after the payment or discharge of the debts and liabilities of the Company is insufficient to return the Capital Contribution of a Member, such Member shall have no recourse against any other Member.

         12.6 Breach of Joint Venture Agreement; Remedies; Survival. The parties agree and acknowledge that, in addition to any other remedies specifically set forth herein, in the event of a breach of any provision of this Joint Venture Agreement by a Member, the Company and the non-breaching Members shall be entitled to receive from the breaching Member any and all damages suffered by them as a result of such breach, together with all expenses incurred in connection with the enforcement of this Joint Venture Agreement and the collection of such damages, including reasonable attorneys' fees. Without limitation of any other means of recourse, in order to collect any amounts owing hereunder, the Company and such non-breaching Members shall be entitled to set off against, withhold, proceed against, or collect or receive directly from the Company, as applicable, all or any part of the breaching Member's Membership Interest, any distributions with respect thereto and, following the withdrawal of such Member or the dissolution of the Company, any amounts payable to the breaching Member pursuant to this Joint Venture Agreement. The obligations of the Members hereunder shall survive the withdrawal of any Member and the dissolution or termination of the Company.

                                  ARTICLE XIII

                         REPRESENTATIONS AND WARRANTIES

         Each Member hereby represents and warrants to the other as follows:

         (a) It has been duly incorporated and is validly existing and in good standing under the laws of its state of incorporation, and is duly qualified to conduct business as a foreign corporation in each jurisdiction in which such qualification is required.

         (b) The execution and delivery by it of this Agreement, and the performance of its obligations hereunder, have been duly authorized by all necessary corporation action, and upon the receipt of Board of Directors' and necessary regulatory approvals as set forth in Section 2.1, do not conflict with or violate any of its constituent documents or any agreement or instrument to which it is a party or by which it or its properties are subject and do not violate, or conflict with, or result in a breach of or constitute a default under, or result in the creation of a right of cancellation under, or result in the impairment of any right of or result in the creation or imposition of any lien upon the party under any mortgage, indenture, agreement, instrument, judgment, statute, law, decree, court order, writ, injunction, permit, regulation or rule to which it is a party or by which it is bound.

         (c) There are no actions, suits, claims, proceedings, investigations or inquiries pending or, to the best knowledge of the party's knowledge threatened against it, or against any of its officers or employees which (i) seek to prevent the acquisition of an interest in the Company or the other transactions contemplated hereby; or (ii) call into question the validity, or materially hinder the enforceability or performance of this Agreement. To the best knowledge of a party, after due inquiry, there are no events or conditions which would provide the basis for any such litigation, proceeding or investigation.

         (d) Neither party has employed any broker or finder or incurred any liability for any brokerage fees, commissions, or finders' fees in connection with the acquisition of an interest in the Company or the other transactions contemplated by this Agreement.

         (e) Neither party nor any of its Affiliates is, nor will the Company as a result of holding an interest in the Company be, an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940.

         (f) Each party is acquiring its interest in the Company based upon its own investigation, and the exercise by a party of its rights and the performance of its obligations under this Agreement will be based upon its own investigation, analysis and expertise. Each party's acquisition of its interest in the Company is being made for its own account for investment, and not with a view to the sale or distribution thereof.

         (g) No representation or warranty by a party contained in this Agreement (including, but not limited to, the Exhibits and Schedules hereto) contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to make the statements contained herein or therein not misleading.

                                   ARTICLE XIV

                           ARBITRATION AND INJUNCTION

         Any and all disputes arising out of, under, in connection with, or relating to this Joint Venture Agreement, the breach or any alleged breach thereof, including disputes regarding the Capital Accounts, shall be settled in accordance with the procedures and structure established for handling stalemates or impasses, as set forth in Paragraph 7.11. Because of the unique relationship of the Members in the Company and the unique value of their interests therein, this provision for arbitration shall not prevent any party from applying for and obtaining injunctive relief (i) as provided in Section 12.6, or (ii) in instances where, in the absence thereof, the rights of such party cannot be adequately protected by an arbitrator's award.

                                   ARTICLE XV

                           RELATIONSHIP OF THE PARTIES

         15.1 The parties agree not to compete with one another in developing, owning, and operating a natural gas local distribution company to customers in Maine and to customers in the proximity of PNGTS and/or Maritimes in New Hampshire. For the purposes of this Agreement, the phrase "agrees not to compete" means that neither party will, for any reason, voluntarily or involuntarily, without the prior written consent of the other party, directly or indirectly, acquire any interest in or otherwise act, with or without compensation, during the term of the Agreement and for a period of three (3) years following termination of this Agreement, or following any withdrawal, transfer or assignment of this Agreement or its Membership Interest therein, for itself or any corporation, entity, or business that is at the time involved in the ownership, development, or operation of a natural gas local distribution company in Maine and New Hampshire. The parties agree that such limitation on competition is reasonable.

         15.2 Until the expiration of three (3) years after either party ceases to be a Member of the Company, no party nor their respective Affiliates will newly employ, engage or seek to employ or engage, directly or indirectly, any employee of the Company or any employee of the remaining Members of the Company who are providing services to the Company without the written consent of the Company, unless such employee has been discharged by the Company or by such Member or such employee is employed by an entity that is acquired by a Party or one of its Affiliates; provided, however, that the foregoing provisions shall not apply to any employment or solicitation of employment by a previous employer (or its Affiliates) of an employee of the Company.

         15.3 The Parties will insure that the Company and its Subsidiaries will not employ, engage or seek to employ or engage, directly or indirectly, any employee of a Party or of an Affiliate thereof, without the written consent of such Party, unless such employee has been discharged by such Party or its Affiliate or such employee is employed by an entity that is acquired, directly or indirectly, by the Company.

                                   ARTICLE XVI

                            MISCELLANEOUS PROVISIONS

         16.1 Notices. Any notice, demand, or communication required or permitted to be given by any provision of this Joint Venture Agreement shall be deemed to have been sufficiently given or served for all purposes if delivered personally to the party or to an executive officer of the party to whom the same is directed or, if sent by registered or certified mail, postage and charges prepaid, or by facsimile, addressed to the Member's and/or Company's address, as appropriate, which is set forth in this Joint Venture Agreement. Any such notice given by mail shall be deemed to be given three business days after the date on which the same was deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and sent as aforesaid.

         16.2 Books of Account and Records. Proper and complete records and books of account shall be kept or shall be caused to be kept by the Manager in which shall be entered fully and accurately all transactions and other matters relating to the Company's business in such detail and completeness as is customary and usual for businesses of the type engaged in by the Company. Such books and records shall be maintained as provided in Section 9.9. The books and records shall be at all times be maintained at the principal executive office of the Company and shall be open to the reasonable inspection and examination of the Members or their duly authorized representatives, during reasonable business hours.

         16.3 Application of Maine Law. This Joint Venture Agreement, and the application and interpretation hereof, shall be governed exclusively by its terms and by the laws of the State of Maine, excluding conflict of laws principles.

         16.4 Amendments. Other than as expressly provided herein, this Joint Venture Agreement may not be amended except by the written consent of each Member.

         16.5 Execution of Additional Instruments. Each Member hereby agrees to execute such other and further statements of interest and holdings, designations, powers of attorney, and other instruments necessary to comply with any laws, rules, or regulations.

         16.6 Construction. Whenever the singular number is used in this Joint Venture Agreement and when required by the context the same shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa.

         16.7 Headings and Pronouns. The headings in this Joint Venture Agreement are inserted for convenience and are in no way intended to describe, interpret, define, or limit the scope, extent, or intent of this Joint Venture Agreement or any provision hereof. All pronouns and only variations thereof shall be deemed to refer to masculine, feminine, or neuter, singular or plural as the identity of the Person or Persons may require.

         16.8 Waivers. The failure of any party to seek redress for violation of or to insist upon the strict performance of any covenant or condition of this Joint Venture Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation.

         16.9 Rights and Remedies Cumulative. The rights and remedies provided by this Joint Venture Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive the right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

         16.10 Severability. If any provision of this Joint Venture Agreement or the application thereof to any person or circumstance shall be invalid, illegal, or unenforceable to any extent, the remainder of this Joint Venture Agreement and the application there of shall not be affected and shall be enforceable to the fullest extent permitted by law.

         16.11 Heirs, Successors and Assigns. Each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the parties hereto and, to the extent permitted by this Joint Venture Agreement, their respective heirs, legal representatives, successors and assigns.

         16.12 Creditors. None of the provisions of this Joint Venture Agreement shall be for the benefit of or enforceable by any creditors of the Company except as required by the Act.

         16.13 Counterparts. This Joint Venture Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

         16.14 Integration. This Joint Venture Agreement together with a Memorandum of Understanding between the parties and dated July 14, 1997 ("MOU") constitute the parties' entire agreement with respect to the subject matter hereof and thereof, and supersede any and all prior oral or written agreements or understandings with respect thereto. To the extent of any inconsistency between the MOU and this Agreement, this Agreement shall control.

         16.15 Maine Securities Law. THE SECURITIES REPRESENTED BY MEMBERSHIP INTERESTS IN THE COMPANY ARE BEING SOLD PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE BANK SUPERINTENDENT OF THE STATE OF MAINE UNDER SECTION 10502(2)(P) OF TITLE 32 OF THE MAINE REVISED STATUTES. THESE SECURITIES MAY BE DEEMED RESTRICTED SECURITIES AND AS SUCH THE HOLDER MAY NOT BE ABLE TO RESELL THE SECURITIES UNLESS PURSUANT TO REGISTRATION UNDER STATE OR FEDERAL SECURITIES LAWS OR UNLESS AN EXEMPTION UNDER SUCH LAWS EXISTS.

         16.16 Public Announcements. The Members agree that before they or any of their respective Affiliates issue any press releases or otherwise make any public statements with respect to this Agreement or issue any further press releases or otherwise make any public statements with respect to the transactions contemplated hereby, they will obtain the consent of each of the other Parties hereto to such press release or public statement. Neither the Members nor any of their Affiliates shall issue a press release or make any public statement without such prior consent except, in each case, in the reasonable opinion of counsel to the disclosing party, as may be required by applicable law, rule, regulation or order or by obligations pursuant to any listing agreement with any securities exchange on which any of its or their securities may be listed, upon prior written notice to the other party, where such notice is practicable.

         16.17 Indemnification. Each Member agrees to indemnify and hold harmless the Company and the other Member, and their directors, officers and employees from and against any losses, claims, liabilities, damages, diminutions in value of any kind, costs, penalties, interest on any amounts payable or expenses (including reasonable attorneys' fees incurred by an indemnified party in any action or proceeding between itself and the indemnifying party or between the indemnified party and any third party or otherwise) incurred in connection with investigating, pursuing or defending any claims or actions between the Members and/or between the Members and third parties (collectively "losses") which such Parties may sustain as a result of: (a) the non-performance of any obligation to be performed by the other party under this Agreement; and (b) the breach of any representation, warranty, covenant, or agreement of the other Member contained in this Agreement for the period such representation, warranty, covenant, or agreement shall survive hereunder.

         16.18 Confidentiality. The Members agree as follows with respect to information (whether in the form of documents, oral communications, visual examination of facilities, or otherwise), which, in the case of tangible items will be marked as such, disclosed by any Member to any other Member in the course of the formation of the Company or in course of the Company's operations (the "Confidential Information"):

         (a) Subject to the  exceptions set forth in Sections 16.18 (b), (c) and
(d), the Members (i) will treat all  Confidential  Information as  confidential,
(ii) will not use Confidential Information for any purpose other than in connection with the Business or their interest in the Company and (iii) will not disclose any Confidential Information to third parties. Each Member shall, at all times, be responsible for compliance by its Management Committee Members, managers, directors, officers, employees and agents with the obligations under this Section 16.18.

         (b) The confidentiality obligations of the Members contained in Section 16.18(a) shall not apply to any Confidential Information which (i) is or becomes publicly known through no fault of the Member receiving the Confidential
Information, (ii) is disclosed to the Party receiving the Confidential Information on a non-confidential basis by a third party who such Party believes after due inquiry is entitled to disclose it, (iii) the Member receiving the Confidential Information can demonstrate on the basis of written records was already known to it on a non-confidential basis prior to receipt, (iv) is subsequently developed by the Member receiving the Confidential Information independently of Confidential Information, or (v) subject to Section 16.18(c), is required to be disclosed by law or legal process.

         (c) Provided circumstances permit, each Member will provide the Company and the other Members hereto with prior notice of each instance in which Confidential Information is required to be disclosed by law or legal process. Such notice shall be given as promptly as is practicable under the circumstances.

         (d) The Members shall be entitled to disclose Confidential Information to their Affiliates, agents, financial advisors, representatives, consultants
(including, without limitation, legal counsel and accountants), lenders and joint venture partners (if any) (collectively, the "Associated Third Parties") as they may determine to be appropriate in connection with the Company or their interest in the Company. In addition, the Parties shall have the right to discuss the Business, if required, with the staff or members of regulatory agencies which would have jurisdiction over the Company's Business or in connection with the Member's relationship with the Company and with rating agencies such as Standard & Poors, Moody's Investors Service or Fitch Investors Service.

         (e) The obligations of this Section 16.18 shall survive the termination of this Agreement.

         16.19 No Third Party Beneficiaries. Except as expressly provided herein, nothing in this Agreement shall entitle any person other than the Members or their respective successors and assigns permitted hereby to any claim, cause of action, remedy or right of any kind.

         16.20 Equitable Relief. The Members agree that irreparable damage would occur in the event that any of the provisions of this Agreement, including, without limitation, Section 16.18 hereof, were not performed in accordance with their specific terms or were otherwise breached. Accordingly, it is agreed that the Members shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and, subject to the provisions of Section 16.3, to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

         16.21 Counterparts. This Agreement may be executed in any number of counterparts, no one of which needs to be executed by all of the Members, and this Agreement shall be binding upon all the Members with the same force and effect as if all the Members had signed the same document, and each such signed counterpart shall constitute an original of this Agreement.

         16.22 No Partnership Created. It is the express intention of the Members that the representations, warranties, covenants and agreement contained in this Agreement do not create a partnership among the Parties hereto.

         16.23 Audit Rights. Each Member shall be have the right, at their own expense, upon reasonable advance notice, to audit the books and records of the Company, and it is agreed that the Company, when formed, shall have the right, upon reasonable advance notice, to audit the books and records of the Members for purposes associated with the performance of the Agreements attached as Exhibits C and D hereto.

         16.24 Agreement Jointly Drafted. The Members agree that the Agreement was jointly drafted and that no interpretive presumption shall exist against either Member as a result of authorship of this Agreement.

         16.25 Ratification by CMP Gas Company, L.L.C. The Members agree that at such time as the Company is formed that the Members shall cause the Company to ratify the terms and conditions of this Joint Venture Agreement and so become subject to all of the provisions hereof.

         16.26 Further Assurances. The Members agree to use their best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable to carry out all of their respective obligations under this Agreement and to make effective the Contributions and the and other transactions contemplated by this Agreement.

         IN WITNESS WHEREOF, the Members have signed and sealed this Joint Venture Agreement as of the date first written above.


                                   MEMBERS


                                   CENTRAL MAINE POWER COMPANY



                            By:         David T. Flanagan
                                        David T. Flanagan
                                        President & CEO


                                   NEW YORK STATE ELECTRIC & GAS CORPORATION

                            By:         Wesley W. von Schack
                                        Wesley W. von Schack
                                        Chairman, President and
                                        Chief Executive Officer

                                        EXHIBIT A

                                             TO

                                  CMP GAS COMPANY, L.L.C.


                                  JOINT VENTURE AGREEMENT


                                                   List of Members


                                                                                            Units of
                                                     Initial             Capital           Membership
Name                       Address             Capital Contribution     Interests (%)       Interest


Central Maine Power       83 Edison Drive        $10 million in cash     50.00%               100
Company                   Augusta, ME 04336
                          Attn: Darrel Quimby


New York State Electric   4500 Vestal Pkwy. East $10 million in cash     50.00%               100
& Gas Corporation         Binghamton, NY 13902
                          Attn: Tim Kelley


                                   EXHIBIT B

                                 PROMISSORY NOTE
$---------
                                          Portland,
                                           Maine
                                      [date]

     FOR VALUE RECEIVED, _______________________ (the "Maker"), promises to pay to the order of ________________________ (the "Holder") the principal sum of ___________________________________ Dollars ($__________), with interest from the date hereof upon said principal sum, or so much thereof as from time to time remains unpaid, at the fixed rate of ______% per annum [insert applicable federal rate in effect at the time of delivery of the note for obligations of like maturity]. Payment of this Note shall be made in thirty-six (36) equal consecutive monthly payments of principal and interest of $___________ each, commencing on _______________ and continuing on the _________ day of each succeeding month thereafter, and in a final payment of all unpaid principal and interest due hereunder on ___________.

     The Maker may make prepayments of principal due hereunder at any time and from time to time without payment of any penalty or premium. Any such prepayments shall be applied, first, to any costs due hereunder to the Holder from the Maker, second, to accrued but unpaid interest hereunder and, third, to unpaid principal. Any partial prepayments of principal shall be applied to remaining scheduled principal payments due hereunder in inverse order of their due dates.

     If default be made in payment of any amount due under this Note, and if such default is not cured within fifteen (15) days after receipt by Maker of written notice thereof, or if any kind of insolvency or bankruptcy proceeding shall be commenced in any court of competent jurisdiction by or against the Maker (which proceeding, in the case of a proceeding commenced against the Maker, shall not be dismissed within ninety (90) days after filing), or if the Maker shall be adjudicated insolvent or a bankrupt by any court of competent jurisdiction or if the Maker shall make an assignment for the benefit of creditors, the entire principal sum and accrued interest shall become due and payable upon written notice, at the option of the Holder of this Note. Failure to exercise this option shall not constitute a waiver of the right to exercise the same in the event of any subsequent default.

     Except as provided in the preceding paragraph, the Maker waives presentment, demand, notice and protest and agrees to pay all costs of collection or attempted collection, including reasonable attorneys' fees.
WITNESS: MAKER:


_________________                  By:____________
                                   Name:___________
                                   Title:_______

                                    Exhibit C






                           SUPPORT SERVICES AGREEMENT


                                     BETWEEN


                           CENTRAL MAINE POWER COMPANY


                                       AND


                             CMP GAS COMPANY, L.L.C.

                                             INDEX


                                                                      PAGE


ARTICLE I   - General Scope of Services.................................1

ARTICLE II  - Payment for Services......................................1

ARTICLE III - Term of Contract..........................................3

ARTICLE IV  - Changes...................................................3

ARTICLE V   - Assignment................................................3

ARTICLE VI  - Force Majeure.............................................3

ARTICLE VII - Insurance and Indemnification.............................4

ARTICLE VIII- General Limitations of Liability and Waiver...............5

ARTICLE IX  - Notice....................................................6

ARTICLE X   - Applicable Law............................................6


                                    EXHIBIT A

Description of Central Maine Power Company Support Services.............8


                                    EXHIBIT B

Determination of Cost of Service and Allocation Thereof.................9

                           SUPPORT SERVICES AGREEMENT

     This Agreement is made as of __________, 199__, by and between Central Maine Power Company, a Maine corporation with its principal place of business in Augusta, Maine ("CMP"), and CMP Gas Company, L.L.C., a Maine Limited Liability Company with its principal place of business in Augusta, Maine ("CMP Gas").

     WHEREAS, CMP is willing to provide support services to CMP Gas; and

     WHEREAS, CMP Gas requires support services and desires to use and purchase such services from CMP; and

     WHEREAS, CMP Gas is willing to provide support services to CMP.

     NOW, THEREFORE, it is hereby agreed as follows:

                      ARTICLE I - GENERAL SCOPE OF SERVICES

           1. CMP shall provide, as needed, support services to CMP Gas, enumerated in Exhibit A, attached hereto and made a part hereof, subject to the applicable provisions of this Agreement; provided, however, that CMP and CMP Gas shall not be responsible for policy or management decisions of the other, such functions being reserved exclusively for each party to this Agreement, respectively.

           2. CMP shall provide support services using personnel from within its own organization. In addition, CMP may use persons from outside its organization with the other party's approval, such approval not to be unreasonably withheld.

                        ARTICLE II - PAYMENT FOR SERVICES

           1. All of the support services rendered under this Agreement shall be charged to the other at actual cost. Support services that benefit both CMP and CMP Gas shall be fairly and equitably allocated between the parties. The methods of determining the costs and the allocation thereof are set forth in Exhibit B, attached hereto and made a part hereof; provided that these methods may be modified or changed by either party with the prior written approval of the other party. If either party objects, in writing, to the proposed changes or modifications, the parties agree to make a good faith effort to re-negotiate the terms and conditions of Exhibit B. If no agreement can be reached within sixty
(60) days of the proposal to modify Exhibit B, the proposed modifications will not take effect and either party may terminate this Agreement as provided herein.

           2. CMP shall submit itemized invoices for services rendered, including, when requested or required by CMP Gas, all sales, use, excise, or similar taxes that may be applicable to such services, as soon as practicable after the close of each month. All invoices submitted by CMP shall have adequate documentation to justify all labor and material costs. CMP Gas shall pay such invoice within thirty days after receipt, to the extent the costs are not disputed. Such disputes must be raised within eighteen (18) months after receipt of the invoice with the disputed cost. Simple annual interest at the prime rate then in effect at The First National Bank of Boston, plus 1.5%, shall accrue on any undisputed invoice items not paid within thirty days after receipt by the other, interest computed from the 31st day following the date of receipt.

           3. Upon the written request of CMP Gas, CMP shall permit CMP Gas reasonable access to its books and records for the purpose of auditing charges billed by CMP.

                         ARTICLE III - TERM OF CONTRACT

           This Agreement shall commence on the date first written above and continue until terminated by either party by at least two (2) months prior written notice to the other.

                              ARTICLE IV - CHANGES

           No waiver, alteration, amendment, consent, or modification of any of the provisions of this Agreement shall be binding unless in writing and signed by a duly authorized representative of both parties.

                             ARTICLE V - ASSIGNMENT

           Neither CMP nor CMP Gas may assign any of its rights or obligations hereunder, except with the prior written consent of the other.

                           ARTICLE VI - FORCE MAJEURE

           Force Majeure means an event that is beyond the reasonable control of, and without the fault or negligence of, the party claiming Force Majeure, which delays, hinders, or prevents performance of that party's obligations under this Agreement. CMP or CMP Gas shall not be liable to the other for loss or damage resulting from (1) any delay in performance, in whole or in part, or (2) nonperformance of its contractual obligations, in whole or in part, insofar as such delay or nonperformance is caused by Force Majeure, provided that the party invoking Force Majeure provides written notice to the other party of the circumstances giving rise to such delay or nonperformance within a reasonable time after learning of such circumstances and, to the extent possible, takes reasonable steps to correct or alleviate the circumstances that led to the Force Majeure event.

                   ARTICLE VII - INSURANCE AND INDEMNIFICATION

           1. CMP may, with respect to the services performed under this Agreement, self-insure or obtain insurance coverage with respect to its facilities and shall maintain the following coverage, naming the other party to this Agreement as an additional insured, as applicable:

                   a) Workers' Compensation Insurance that complies with the provisions of applicable law.

                   b) Employer's Liability Insurance with limits not less than $100,000 each occurrence;

                   c) General Liability Insurance with limits not less than $1,000,000 combined bodily injury and property damage liability; and

                   d) Automobile Liability Insurance with limits not less than $1,000,000 combined bodily injury and property damage.

           2. Each party shall defend (at the other's option), indemnify, and hold harmless the other, its directors, officers, employees, contractors, agents, successors, and assigns from and against, any actions, penalties, claims, costs (including, but not limited to, reasonable attorney's fees), or damages of any nature arising out of or related to the services performed pursuant to this Agreement and shall defend the other from such claims.

           ARTICLE VIII - GENERAL LIMITATIONS OF LIABILITY AND WAIVER

           1. CMP shall provide well-qualified and experienced staff to perform services covered by this Agreement. Names and backgrounds of said personnel shall be provided to CMP Gas on request.

           2. Services provided by CMP hereunder shall be performed in a prudent, professional, and workmanlike manner. If any such services provided by NYSEG fail to conform to this standard, CMP Gas shall, at its option, have the right to correct or re-perform such services.

           3. Except for the obligation in (2) above to correct or re-perform services, NYSEG shall not be liable for any reason to the other for claims for direct, incidental, indirect, consequential, or other damages of any nature connected with or resulting from the performance or non-performance of this Agreement by CMP or CMP Gas, whether or not due to negligence by CMP or CMP Gas.

           4. Except for the obligation imposed upon it for the payment of support services pursuant to Article III, neither party shall be liable to the other for claims for direct, incidental, indirect, consequential, or other damages of any nature connected with or resulting from performance or non-performance of this Agreement by CMP or CMP Gas, whether or not due to negligence by CMP or CMP Gas.

           5. EXCEPT AS MAY BE PROVIDED IN PARAGRAPHS 1 AND 2 OF THIS ARTICLE, NO WARRANTIES OF ANY KIND WHETHER STATUTORY, WRITTEN, ORAL OR IMPLIED, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, SHALL APPLY TO SERVICES PERFORMED HEREUNDER.

                               ARTICLE IX - NOTICE

           1. All communications and notices by CMP Gas to CMP under this Agreement shall be sent to and addressed as follows:

                     Central Maine Power Company
                     83 Edison Drive
                     Augusta, ME   04336
                     Attn: Darrel Quimby

           2. All communications and notices by CMP to CMP Gas under this Agreement shall be sent to and addressed as follows:

                     CMP Gas Company, L.L.C.
                     4500 Vestal Parkway East
                     Binghamton, NY   13902-3607
                     Attn:  Tim Kelley

           3. Either party may change the address set forth by written notice to the other.

                           ARTICLE X - APPLICABLE LAW

           1. This Agreement shall be governed by and construed in accordance with the laws of the State of Maine.

           2. This Agreement shall be subject to approval by any regulatory body
whose  approval  is  a  legal  prerequisite  to  its  execution,   delivery,  or
performance.

           3. This Agreement constitutes the entire Agreement between the parties for the services to be provided hereunder, and supersedes all prior representations and Agreements, whether written or oral, between the parties as to such services.

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their duly authorized representatives, to become effective as of the date first written above.


                    CENTRAL MAINE POWER COMPANY


                    By:
                    Its:

                    CMP GAS COMPANY, L.L.C.


                    By:

                    Its:

                                    EXHIBIT A



               GENERAL DESCRIPTION OF CENTRAL MAINE POWER COMPANY
                                SUPPORT SERVICES



The services available under this Agreement that are to be provided under this Agreement and are the services normally furnished by CMP Gas are as follows:

                                    EXHIBIT B

             DETERMINATION OF COST OF SERVICE AND ALLOCATION THEREOF

         CMP shall bill CMP Gas for costs incurred on behalf of performing services as described in the attached "Description of Billing Costs and Procedures."

         Where services performed by CMP benefit other entities, CMP shall equitably allocate the costs of such services among the entities benefiting from such services.

         CMP shall maintain records adequate to support the costs to be charged to CMP Gas. These records shall be made available to the other for audit as requested.

                   DESCRIPTION OF BILLING COSTS AND PROCEDURES

For certain types of billing activity such as requests for the construction or repair of customer owned property, the billable charges will be reported by indicating on the appropriate source documents (work reports, vouchers, etc.) the Management Project Number and an approved work order number or service request job number. The charges will be accumulated in the Unbilled Jobbing Account and billed as specified in the agreement (i.e., monthly, quarterly or when the job is completed). The General Accounting Section of the Accounting Department will review the Unbilled Jobbing Account detail, and prepare and mail the Sundry Billing invoice to the customer as specified.

The Unbilled Jobbing Account detail can be separated into six major categories; personnel, vehicle and equipment, inventory materials, special materials, expenses, and other costs not previously identified. Each of the foregoing categories is described below:

A.       Personnel

         Payroll cost of service and allocation thereof is determined as follows:

          Personnel - The salary and wage cost of the Company's personnel, excluding Management Committee Members, shall be charged in conformance with the Company's standard accounting practice. The times such personnel are engaged directly in the performance of services for the billable activity shall be multiplied by the individual's current charge factor. The charge factor is composed of direct labor costs, direct payroll overheads, administrative, and general expense overhead.

          Salary and wage costs are charged directly by Company personnel to the specific work activity performed by employees at each employee's current rate of pay. In other words, if an employee of the Company, who is paid at rate of $10 per hour, works five hours on a billable working activity, the Company bills the customer $50 for the services provided.

          In addition to the employee's current rate of pay, the Company includes overheads for two separate categories of expenses; administrative and general expense overhead and direct payroll overheads. The total personnel costs are charged to the customer in accordance with the following formula:

     Personnel Costs     =     (H x R) + ((H x R)(OHp + A&G))

        where:     H     =     hours actually worked

                   R     =     employee's actual rate of pay

                 OHp     =      A
                               B-C

      where:     OHp     =     payroll overhead rate

                   A     =     estimated annual payroll overhead expense

                   B     =     estimated annual base payroll

                   C     =     estimated annual base payroll
                               not receiving payroll overheads

                 A&G     =     D&E
                                F

      Where:     A&G     =     administrative and general expense rate

                   D     =     administrative and general expense

                   E     =     general office allocation

                   F     =     actual base payroll

          Administrative and general expenses (D) include indirect administrative and general expenses and costs incurred by the Company not otherwise charged to specific work projects, such as human resources, administrative, and legal. The general office allocation
          (E) includes costs related to general plant (e.g., expenses associated with the Company's General Office in Augusta, Maine). The current A&G rate is ____________%.


         Payroll overheads for the Company include all costs related to employee benefits such as payroll taxes, medical, life insurance, pension, lost time, and other similar costs. The amounts used in the payroll overhead formula are estimated at the beginning of each year. The estimates are revised during the course of the calendar year as actual data becomes available. Base payroll not receiving overheads (C) includes cost categories such as vacation and personal leave.


B.       Vehicles and Equipment

         The Company charges direct vehicle and equipment costs to customers as follows:

                             Vehicle and Equipment - Vehicle and equipment usage shall be charged, at the cost thereof by vehicle class, for the miles or time devoted to performance of services to customers, in accordance with the Company's standard accounting practice.

         There are two types of vehicle and equipment costs charged to customers by the Company: use of Company fleet vehicles and equipment (such as trailers) by Company employees on billable work activities and use of personal vehicles by Company employees on billable work activities. Company employees are currently reimbursed at the rate of 30 cents per mile.

         The  Company   calculates  fleet  vehicle  and  equipment   charges  in
         accordance with the following formula:

     V&E costs          =     H x Rv

       where:     H     =     actual hours of vehicle and equipment

                 Rv     =     A/C
                               B

       where:    Rv     =     vehicle and equipment rate

                 A     =      the estimated expenses incurred by each
                              vehicle and equipment class for a 12-month period

                  B     =     number of vehicles and equipment in each
                              class

                  C     =     hours used by each vehicle and equipment
                              in each class

         As the preceding formula indicates, the Company aggregates all direct costs related to fleet vehicles and equipment by vehicle classification and then divides these costs by the number of vehicles or pieces of equipment in that class. That amount is then divided by the number of hours the Company estimates the vehicles or equipment will be used during a given year.

C.       Materials

         Expenses for material, equipment, tools, or other items withdrawn from the Company's materials and supplies inventory are charged as follows:

          Materials - Materials, equipment, tools, or other items withdrawn from the Company's materials and supplies inventory will be charged at the average commodity inventory price, plus the Company's stores handling charge computed in accordance with standard accounting practice. The stores handling charges will not apply to items purchased from vendors for use directly by or on behalf of the customer.

         The Company calculates materials and supplies inventory withdrawal charged to customers in accordance with the following formula:

       Materials           =     (U x P) + (U x P x S)

          where:     U     =     units actually issued

                     P     =     actual average unit price

                     S     =     stores handling rate used by
                                 location
         The stores handling charge consists of costs of warehousing, lobby stores(i.e., low cost items used in conjunction with materials and supplies) and administrative support. Lobby stock may also be withdrawn directly for work on a billable work activities or added to special materials purchased specifically for use in performing services for customers.

D.       Special Materials

         In  the  case  where  the  Company   purchases  special  materials  for
         customers, the allocation is as follows:

         Generally, special materials can be purchased under special conditions using a Company Purchase Order. Special materials shall include any materials, supplies, tools, equipment, and other items purchased, rented, or leased directly from vendors specifically for use in performing services for customers. Special materials shall be billed at invoice costs, including taxes and including all cost of transportation, loading, unloading, storage, operation, maintenance, and repair. A cost-based stores handling charge may be added to charges for special materials temporarily stored or under the care of the Company.

E.       Expenses

         Items ordinarily included in this category include air fare, taxi expenses, stationery and office supplies, lodging, meals, books and periodicals, and software. The Company charge amounts in this category at actual cost. Charges for travel, meals, or other personnel expenses are as follows:

          Expenses - Travel, meals, or other personnel expenses incurred in connection with services provided by the Company's employees, including, but not limited to meals, lodging, and other subsistence and travel expenses, as well as telephone charges, special purpose tools and supplies, reproduction and similar items, shall be charged in accordance with the Company's customary practice.

F.       Other

         Other expenses not previously identified are charged under this category as follows:

          Other - Other costs incurred in providing services hereunder to customers shall be billed at cost.

          Items that may be charged by the Company under the category "Other" included direct costs associates with audit services provided by an independent auditor, legal services provided by a private law firm, contracted tree trimming by a private firm, aerial line survey expenses, sub-contractor services and insurance expenses.

                                   Exhibit D




                           SUPPORT SERVICES AGREEMENT


                                     BETWEEN


                    NEW YORK STATE ELECTRIC & GAS CORPORATION


                                       AND


                             CMP GAS COMPANY, L.L.C.

                                      INDEX


                                                                         PAGE


ARTICLE I    - General Scope of Services....................................1

ARTICLE II   - Payment for Services.........................................1

ARTICLE III  - Term of Contract.............................................3

ARTICLE IV   - Changes......................................................3

ARTICLE V    - Assignment...................................................3

ARTICLE VI   - Force Majeure................................................3

ARTICLE VII  - Insurance and Indemnification................................4

ARTICLE VIII - General Limitations of Liability and Waiver..................5

ARTICLE IX   - Notice.......................................................6

ARTICLE X    - Applicable Law...............................................6


                                    EXHIBIT A

Description of New York State Electric & Gas Corporation Support Services...8


                                    EXHIBIT B

Determination of Cost of Service and Allocation Thereof.....................9

                           SUPPORT SERVICES AGREEMENT

         This Agreement is made as of __________, 199__, by and between New York State Electric & Gas Corporation, a New York corporation with its principal place of business in Ithaca, New York ("NYSEG"), and CMP Gas Company, L.L.C., a Maine Limited Liability Company with its principal place of business in Augusta, Maine ("CMP Gas").

         WHEREAS, NYSEG is willing to provide support services to CMP Gas; and

         WHEREAS, CMP Gas requires support services and desires to use and purchase such services from NYSEG; and

         WHEREAS, CMP Gas is willing to provide support services to NYSEG.

         NOW, THEREFORE, it is hereby agreed as follows:

                      ARTICLE I - GENERAL SCOPE OF SERVICES

           1. NYSEG shall provide, as needed, support services to CMP Gas, enumerated in Exhibit A, attached hereto and made a part hereof, subject to the applicable provisions of this Agreement; provided, however, that NYSEG and CMP Gas shall not be responsible for policy or management decisions of the other, such functions being reserved exclusively for each party to this Agreement, respectively.

           2. NYSEG shall provide support services using personnel from within its own organization. In addition, NYSEG may use persons from outside its organization with the other party's approval, such approval not to be unreasonably withheld.

                        ARTICLE II - PAYMENT FOR SERVICES

           1. All of the support services rendered under this Agreement shall be charged to the other at actual cost. Support services that benefit both NYSEG and CMP Gas shall be fairly and equitably allocated between the parties. The methods of determining the costs and the allocation thereof are set forth in Exhibit B, attached hereto and made a part hereof; provided that these methods may be modified or changed by either party with the prior written approval of the other party. If either party objects, in writing, to the proposed changes or modifications, the parties agree to make a good faith effort to re-negotiate the terms and conditions of Exhibit B. If no agreement can be reached within sixty
(60) days of the proposal to modify Exhibit B, the proposed modifications will not take effect and either party may terminate this Agreement as provided herein.

           2. NYSEG shall submit itemized invoices for services rendered, including, when requested or required by CMP Gas, all sales, use, excise, or similar taxes that may be applicable to such services, as soon as practicable after the close of each month. All invoices submitted by NYSEG shall have adequate documentation to justify all labor and material costs. CMP Gas shall pay such invoice within thirty days after receipt, to the extent the costs are not disputed. Such disputes must be raised within eighteen (18) months after receipt of the invoice with the disputed cost. Simple annual interest at the prime rate then in effect at The First National Bank of Boston, plus 1.5%, shall accrue on any undisputed invoice items not paid within thirty days after receipt by the other, interest computed from the 31st day following the date of receipt.

           3. Upon the written request of CMP Gas, NYSEG shall permit CMP Gas reasonable access to its books and records for the purpose of auditing charges billed by NYSEG.

                         ARTICLE III - TERM OF CONTRACT

           This Agreement shall commence on the date first written above and continue until terminated by either party by at least two (2) months prior written notice to the other.

                              ARTICLE IV - CHANGES

           No waiver, alteration, amendment, consent, or modification of any of the provisions of this Agreement shall be binding unless in writing and signed by a duly authorized representative of both parties.

                             ARTICLE V - ASSIGNMENT

           Neither NYSEG nor CMP Gas may assign any of its rights or obligations hereunder, except with the prior written consent of the other.

                           ARTICLE VI - FORCE MAJEURE

           Force Majeure means an event that is beyond the reasonable control of, and without the fault or negligence of, the party claiming Force Majeure, which delays, hinders, or prevents performance of that party's obligations under this Agreement. NYSEG or CMP Gas shall not be liable to the other for loss or damage resulting from (1) any delay in performance, in whole or in part, or (2) nonperformance of its contractual obligations, in whole or in part, insofar as such delay or nonperformance is caused by Force Majeure, provided that the party invoking Force Majeure provides written notice to the other party of the circumstances giving rise to such delay or nonperformance within a reasonable time after learning of such circumstances and, to the extent possible, takes reasonable steps to correct or alleviate the circumstances that led to the Force Majeure event.

                   ARTICLE VII - INSURANCE AND INDEMNIFICATION

           1. NYSEG may, with respect to the services performed under this Agreement, self-insure or obtain insurance coverage with respect to its facilities and shall maintain the following coverage, naming the other party to this Agreement as an additional insured, as applicable:

                   a) Workers' Compensation Insurance that complies with the provisions of applicable law.

                   b) Employer's Liability Insurance with limits not less than $100,000 each occurrence;

                   c) General Liability Insurance with limits not less than $1,000,000 combined bodily injury and property damage liability; and

                   d) Automobile Liability Insurance with limits not less than $1,000,000 combined bodily injury and property damage.

           2. Each party shall defend (at the other's option), indemnify, and hold harmless the other, its directors, officers, employees, contractors, agents, successors, and assigns from and against, any actions, penalties, claims, costs (including, but not limited to, reasonable attorney's fees), or damages of any nature arising out of or related to the services performed pursuant to this Agreement and shall defend the other from such claims.

           ARTICLE VIII - GENERAL LIMITATIONS OF LIABILITY AND WAIVER

           1. NYSEG shall provide well-qualified and experienced staff to perform services covered by this Agreement. Names and backgrounds of said personnel shall be provided to CMP Gas on request.

           2. Services provided by NYSEG hereunder shall be performed in a prudent, professional, and workmanlike manner. If any such services provided by NYSEG fail to conform to this standard, CMP Gas shall, at its option, have the right to correct or re-perform such services.

           3. Except for the obligation in (2) above to correct or re-perform services, NYSEG shall not be liable for any reason to the other for claims for direct, incidental, indirect, consequential, or other damages of any nature connected with or resulting from the performance or non-performance of this Agreement by NYSEG or CMP Gas, whether or not due to negligence by NYSEG or CMP Gas.

           4. Except for the obligation imposed upon it for the payment of support services pursuant to Article III, neither party shall be liable to the other for claims for direct, incidental, indirect, consequential, or other damages of any nature connected with or resulting from performance or non-performance of this Agreement by NYSEG or CMP Gas, whether or not due to negligence by NYSEG or CMP Gas.

           5. EXCEPT AS MAY BE PROVIDED IN PARAGRAPHS 1 AND 2 OF THIS ARTICLE, NO WARRANTIES OF ANY KIND WHETHER STATUTORY, WRITTEN, ORAL OR IMPLIED, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, SHALL APPLY TO SERVICES PERFORMED HEREUNDER.

                               ARTICLE IX - NOTICE

           1. All communications and notices by CMP Gas to NYSEG under this Agreement shall be sent to and addressed as follows:

                           New York State Electric & Gas Corporation
                           4500 Vestal Parkway East
                           Binghamton, New York  13902-3607
                           Attn:  Michael Eastman

           2. All communications and notices by NYSEG to CMP Gas under this Agreement shall be sent to and addressed as follows:
CMP Gas Company, L.L.C.
                           4500 Vestal Parkway East
                           Binghamton, NY   13902-3607
                           Attn:  Tim Kelley

           3. Either party may change the address set forth by written notice to the other.

                           ARTICLE X - APPLICABLE LAW

           1. This Agreement shall be governed by and construed in accordance with the laws of the State of Maine.

           2. This Agreement shall be subject to approval by any regulatory body
whose  approval  is  a  legal  prerequisite  to  its  execution,   delivery,  or
performance.

           3. This Agreement constitutes the entire Agreement between the parties for the services to be provided hereunder, and supersedes all prior representations and Agreements, whether written or oral, between the parties as to such services.

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their duly authorized representatives, to become effective as of the date first written above.


                    NEW YORK STATE ELECTRIC &
                    GAS CORPORATION


                    By:
                    Its:

                    CMP GAS COMPANY, L.L.C.


                    By:

                    Its:


                                    EXHIBIT A



              GENERAL DESCRIPTION OF NEW YORK STATE ELECTRIC & GAS
                          CORPORATION SUPPORT SERVICES



The services available under this Agreement that are to be provided under this Agreement and are the services normally furnished by CMP Gas are as follows:

                                    EXHIBIT B

             DETERMINATION OF COST OF SERVICE AND ALLOCATION THEREOF

         NYSEG shall bill CMP Gas for costs incurred on behalf of performing services as described in the attached "Description of Billing Costs and Procedures."

         Where services performed by NYSEG benefit other entities, NYSEG shall equitably allocate the costs of such services among the entities benefiting from such services.

         NYSEG shall maintain records adequate to support the costs to be charged to CMP Gas. These records shall be made available to the other for audit as requested.

                   DESCRIPTION OF BILLING COSTS AND PROCEDURES

For certain types of billing activity such as requests for the construction or repair of customer owned property, the billable charges will be reported by indicating on the appropriate source documents (work reports, vouchers, etc.) the Management Project Number and an approved work order number or service request job number. The charges will be accumulated in the Unbilled Jobbing Account and billed as specified in the agreement (i.e., monthly, quarterly or when the job is completed). The General Accounting Section of the Accounting Department will review the Unbilled Jobbing Account detail, and prepare and mail the Sundry Billing invoice to the customer as specified.

The Unbilled Jobbing Account detail can be separated into six major categories; personnel, vehicle and equipment, inventory materials, special materials, expenses, and other costs not previously identified. Each of the foregoing categories is described below:

A.       Personnel

         Payroll cost of service and allocation thereof is determined as follows:

                           Personnel - The salary and wage cost of the Company's personnel, excluding Management Committee Members, shall be charged in conformance with the Company's standard accounting practice. The times such personnel are engaged directly in the performance of services for the billable activity shall be multiplied by the individual's current charge factor. The charge factor is composed of direct labor costs, direct payroll overheads, administrative, and general expense overhead.

         Salary and wage costs are charged directly by Company personnel to the specific work activity performed by employees at each employee's current rate of pay. In other words, if an employee of the Company, who is paid at rate of $10 per hour, works five hours on a billable working activity, the Company bills the customer $50 for the services provided.

         In addition to the employee's current rate of pay, the Company includes overheads for two separate categories of expenses; administrative and general expense overhead and direct payroll overheads. The total personnel costs are charged to the customer in accordance with the following formula:

    Personnel Costs        =     (H x R) + ((H x R)(OHp + A&G))

          where:     H     =     hours actually worked

                     R     =      employee's actual rate of pay

                    OHp    =      A
                                 B-C

          where:    OHp    =     payroll overhead rate

                     A     =     estimated annual payroll
                                 overhead expense

                     B     =     estimated annual base payroll

                     C     =     estimated annual base payroll
                                 not receiving payroll overheads

                    A&G    =     D&E
                                  F

          Where:    A&G    =     administrative and general
                                 expense rate

                     D     =     administrative and general
                                 expense

                     E     =     general office allocation

                     F     =     actual base payroll

         Administrative and general expenses (D) include indirect administrative and general expenses and costs incurred by the Company not otherwise charged to specific work projects, such as human resources, administrative, and legal. The general office allocation (E) includes costs related to general plant (e.g., expenses associated with the Company's General Office in Augusta, Maine). The current A&G rate is ____________%.

         Payroll overheads for the Company include all costs related to employee benefits such as payroll taxes, medical, life insurance, pension, lost time, and other similar costs. The amounts used in the payroll overhead formula are estimated at the beginning of each year. The estimates are revised during the course of the calendar year as actual data becomes available. Base payroll not receiving overheads (C) includes cost categories such as vacation and personal leave.


B.       Vehicles and Equipment

         The Company charges direct vehicle and equipment costs to customers as follows:

          Vehicle and Equipment - Vehicle and equipment usage shall be charged, at the cost thereof by vehicle class, for the miles or time devoted to performance of services to customers, in accordance with the Company's standard accounting practice.

         There are two types of vehicle and equipment costs charged to customers by the Company: use of Company fleet vehicles and equipment (such as trailers) by Company employees on billable work activities and use of personal vehicles by Company employees on billable work activities. Company employees are currently reimbursed at the rate of 30 cents per mile.

         The  Company   calculates  fleet  vehicle  and  equipment   charges  in
         accordance with the following formula:

     V&E costs           =     H x Rv

        where:     H     =     actual hours of vehicle and
                               equipment

                  Rv     =     A/C
                                B

        where:    Rv     =     vehicle and equipment rate

                   A     =     the estimated expenses incurred by
                               each vehicle and equipment class
                               for a 12-month period

                   B     =     number of vehicles and equipment
                               in each class

                   C     =     hours used by each vehicle and
                               equipment in each class

         As the preceding formula indicates, the Company aggregates all direct costs related to fleet vehicles and equipment by vehicle classification and then divides these costs by the number of vehicles or pieces of equipment in that class. That amount is then divided by the number of hours the Company estimates the vehicles or equipment will be used during a given year.

C.       Materials

         Expenses for material, equipment, tools, or other items withdrawn from the Company's materials and supplies inventory are charged as follows:

          Materials - Materials, equipment, tools, or other items withdrawn from the Company's materials and supplies inventory will be charged at the average commodity inventory price, plus the Company's stores handling charge computed in accordance with standard accounting practice. The stores handling charges will not apply to items purchased from vendors for use directly by or on behalf of the customer. The Company calculates materials and supplies inventory withdrawal charged to customers in accordance with the following formula:

       Materials          =     (U x P) + (U x P x S)

          where:     U    =     units actually issued

                     P     =     actual average unit price

                     S     =     stores handling rate used by
                                 location

         The stores handling charge consists of costs of warehousing, lobby stores(i.e., low cost items used in conjunction with materials and supplies) and administrative support. Lobby stock may also be withdrawn directly for work on a billable work activities or added to special materials purchased specifically for use in performing services for customers.

D.       Special Materials

         In  the  case  where  the  Company   purchases  special  materials  for
         customers, the allocation is as follows:

         Generally, special materials can be purchased under special conditions using a Company Purchase Order. Special materials shall include any materials, supplies, tools, equipment, and other items purchased, rented, or leased directly from vendors specifically for use in performing services for customers. Special materials shall be billed at invoice costs, including taxes and including all cost of transportation, loading, unloading, storage, operation, maintenance, and repair. A cost-based stores handling charge may be added to charges for special materials temporarily stored or under the care of the Company.

E.       Expenses

          Items ordinarily included in this category include air fare, taxi expenses, stationery and office supplies, lodging, meals, books and periodicals, and software. The Company charge amounts in this category at actual cost. Charges for travel, meals, or other personnel expenses are as follows: Expenses - Travel, meals, or other personnel expenses incurred in connection with services provided by the Company's employees, including, but not limited to meals, lodging, and other subsistence and travel expenses, as well as telephone charges, special purpose tools and supplies, reproduction and similar items, shall be charged in accordance with the Company's customary practice.

F.       Other

         Other expenses not previously identified are charged under this category as follows:

          Other - Other costs incurred in providing services hereunder to customers shall be billed at cost.

          Items that may be charged by the Company under the category "Other" included direct costs associates with audit services provided by an independent auditor, legal services provided by a private law firm, contracted tree trimming by a private firm, aerial line survey expenses, sub-contractor services and insurance expenses.






                   FIRST AMENDMENT TO JOINT VENTURE AGREEMENT

         THIS FIRST AMENDMENT TO JOINT VENTURE AGREEMENT ("the First Amendment") is made the 7th day of May 1998, by and between New York State Electric & gas Corporation, ("NYSEG"), a New York State Corporation, having offices at 4500 Vestal Parkway East, Binghamton, New York and Central Maine Power Company ("CMP"), having offices for the transaction of business at 83 Edison Drive, Augusta, ME 04336.

                                   WITNESSETH

         WHEREAS, NYSEG and CMP have previously entered into a Joint Venture Agreement dated November 13, 1997 (the "Agreement") under which CMP and NYSEG have agreed to jointly engage in the business of owning, constructing and operating a local natural gas distribution company to provide natural gas distribution and related services to customers in Maine and to customers in the proximity of Portland Natural Gas Transmission System ("PNGTS") and/or Maritimes and Northeast Pipeline, L.L.C. ("Maritimes") in New Hampshire and to engage in such other businesses as may be subsequently agreed to by the Management Committee of the Maine Limited Liability Company ("L.L.C.") that the parties will constitute and establish; and

         WHEREAS, CMP and NYSEG desire to amend and modify the Agreement to provide for six (6) in lieu of four (4) Management Committee members.

         NOW, THEREFORE, in consideration of the premises and covenants herein contained, the sufficiency of which each party acknowledges, NYSEG and CMP desire and agree to amend the Agreement between the parties as follows:

         1. Article 1.1 (s) of the Agreement shall be deleted in its entirety and shall be replaced by the following:

                  (s) "Management  Committee" means a six (6) person body, three
                  (3) of whom shall be appointed by NYSEG or its parent Energy East Corporation and three (3) of whom shall be appointed by CMP. The Chairmanship of the Management Committee shall be for a one year term. The Chairmanship shall alternate year to year between a designee of CMP and NYSEG. CMP and NYSEG shall each be entitled to designate two (2) alternate members of the Management Committee, a primary and a secondary alternate. Alternate members of the Management Committee may serve as alternates for any Management Committee member. Alternates shall serve in the absence of the designated member(s) of the Management Committee. The Management Committee members shall have the right to remove their designated alternates and to designate their replacements, in each case by written notice to the other party.

         2. In Section 5.3 of the Agreement, the word "four", which is the last word on the twelfth line of that section, shall be deleted and replaced with the word "six".

         3. In all other respects and as to all of its other terms and conditions, the Joint Venture Agreement dated November 17, 1997 between the parties shall remain unchanged and shall remain in full force and effect.

         4. The Effective Date of this First Amendment shall be the date first set forth above.

         5. The parties agree that a facsimile signature will serve as an original and that the Statute of Frauds shall be waived as to any claim associated with the acceptance of a facsimile signature. This First Amendment may be signed in counterpart but shall not be effective until such time as both parties have separately signed this First Amendment.

         IN WITNESS WHEREOF, the parties have executed this First Amendment on the date first written above.

CENTRAL MAINE POWER                         NEW YORK STATE ELECTRIC
COMPANY                                     & GAS CORPORATION

By: David Flanagan                          By: Wesley W. von Schack
    David Flanagan                          Wesley W. von Schack
    President & CEO                         Chairman, President and
                                            Chief Executive Officer